UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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ACACIA RESEARCH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2016

Dear Stockholder:

You are cordially invited to attend Acacia Research Corporation’s 2016 Annual Meeting of Stockholders to be held on Thursday, June 9, 2016. The meeting will be held at our offices located at 520 Newport Center Drive, 12th Floor, in Newport Beach, California, beginning at 2:00 p.m., local time. The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, are attached to this letter and are also available at http://proxymaterial.acaciaresearch.com. I urge you to read the Notice of Annual Meeting and Proxy Statement carefully.
At this year’s meeting, stockholders are being asked to:

(1)	elect one Class I director to serve on our Board of Directors for a term of three years expiring upon the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

(2)	ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3)	approve, by non-binding, advisory vote, the compensation of our named executive officers as set forth in this proxy statement; and

(4)
approve the adoption of the 2016 Acacia Research Corporation Stock Incentive Plan, which authorizes the issuance of a variety of equity awards, including stock options, restricted stock units and direct stock awards; and

(5)	transact such other business as may properly come before the meeting.
Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
We look forward to seeing you on June 9, 2016.

Sincerely,

Marvin Key
Interim Chief Executive Officer

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ACACIA RESEARCH CORPORATION
520 Newport Center Drive
Newport Beach, California 92660
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 9, 2016
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Acacia Research Corporation will be held on Thursday, June 9, 2016, at 2:00 p.m., local time, at our offices located at 520 Newport Center Drive, 12th Floor, Newport Beach, California 92660, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice of Annual Meeting:

1.	To elect one Class I director to serve on our Board of Directors for a term of three years expiring upon the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve, by non-binding, advisory vote, the compensation of our named executive officers;

4.
To approve the adoption of the 2016 Acacia Research Corporation Stock Incentive Plan, which authorizes the issuance of a variety of equity awards, including stock options, restricted stock units and direct stock awards; and

5.	To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON June 9, 2016: The Proxy Statement, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at http://proxymaterial.acaciaresearch.com.

Only stockholders of record at the close of business on April 12, 2016 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Sincerely,

Edward J. Treska
Secretary

Newport Beach, California
April 28, 2016

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to submit your proxy or voting instruction card as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Any stockholder attending the Annual Meeting may vote in person even if he, she or it previously returned a proxy or voting instructions.

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ACACIA RESEARCH CORPORATION
520 Newport Center Drive
Newport Beach, California 92660
_______________________________
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 9, 2016
_______________________________
General

The enclosed proxy is solicited on behalf of the Board of Directors of Acacia Research Corporation, or the Board, for use at our 2016 Annual Meeting of Stockholders to be held on Thursday, June 9, 2016, at 2:00 p.m., local time, and at any adjournment or postponement thereof. The Annual Meeting will be held at our offices located at 520 Newport Center Drive, 12th Floor, Newport Beach, California 92660. Only stockholders of record at the close of business on April 12, 2016 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. These proxy solicitation materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including audited financial statements, were mailed on or about May 3, 2016 to all stockholders entitled to receive notice of and to vote at the Annual Meeting. In addition, these proxy solicitation materials, our Annual Report on Form 10-K and directions to attend the Annual Meeting, where you may vote in person, are available at http://proxymaterial.acaciaresearch.com.
Questions and Answers
The following are some commonly asked questions raised by our stockholders and answers to each of those questions.

1.	What may I vote on at the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote upon the following matters:

•	the election of one Class I director to serve on our Board for a term of three years expiring upon the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

•	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	the compensation of our named executive officers as disclosed in this proxy statement;

•
approval of the adoption of the 2016 Acacia Research Corporation Stock Incentive Plan, which authorizes the issuance of a variety of equity awards, including stock options, restricted stock units and direct stock awards; and

•	such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

2.	How does the Board recommend that I vote on the proposals?
The Board recommends a vote “FOR” each proposal.
3.    How can I vote my shares in person at the Annual Meeting?
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.

4.    How can I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy by completing and mailing your proxy card. If you hold your shares beneficially in street name, please refer to the voting materials delivered to you by your broker, bank or other nominee for details.

5.	Can I change my vote or revoke my proxy?
If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before the Annual Meeting by: (1) notifying our Secretary in writing; (2) voting in person at the Annual Meeting; or (3) returning a later-dated proxy card. If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.
6.    Who will count the vote?
A representative of Computershare Trust Company, N.A, will count the votes and act as the inspector of election.

7.	What does it mean if I get more than one proxy card or voting instruction form?
If your shares are registered differently and are in more than one account, you will receive more than one proxy card or voting instruction form. Sign and return all proxy cards or voting instruction forms to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Trust Company, N.A, or if your shares are held in “street name,” by contacting the broker, bank or other nominee holding your shares.

8.	Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock as of the close of business on April 12, 2016, or the Record Date, are entitled to receive notice of and to vote at the Annual Meeting.

9.	How many shares am I entitled to vote?
You may vote all of the shares owned by you as of the close of business on the Record Date, and you are entitled to cast one vote per share of common stock held by you on the Record Date. These shares include shares that are held of record directly in your name, and held for you as the beneficial owner through a stockbroker, bank, or other nominee.
10.    How many votes may be cast?
As of the Record Date, 50,431,503 shares of our common stock were issued and outstanding. Each outstanding share of our common stock as of the Record Date will be entitled to one vote on all matters brought before the Annual Meeting.
11.    What is a “quorum” at the Annual Meeting?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding as of the close of business on the Record Date will constitute a “quorum.” Votes cast by proxy or voting instruction card or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting who will determine whether or not a quorum is present. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.
12.    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

•
Shares held of record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

•
Shares owned beneficially. If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. Please refer to the voting instructions you received from your broker, bank, or other nominee for instructions on the voting methods they offer.

13.	What happens if I abstain?

When an eligible voter attends the Annual Meeting but decides not to vote, his, her or its decision not to vote is called an “abstention.” Properly executed proxy or voting instruction cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•
abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality, majority or some other percentage of the votes actually cast, and thus will have no effect on the outcome; and

•
abstention shares will have the same effect as votes “against” a proposal if the minimum vote required for approval of the proposal is a majority or some other percentage of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

14.    How do you treat “broker non-votes”?
Broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee (i) does not receive voting instructions from the beneficial owner, and (ii) lacks discretionary authority to vote the shares with respect to a particular proposal.
A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of directors, the vote, on an advisory basis, on the compensation of our named executive officers and the approval of the adoption of the 2016 Acacia Research Corporation Stock Incentive Plan. Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality, majority or some other percentage of (i) the votes cast or (ii) the votes present or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority or some other percentage of the outstanding shares entitled to vote on such proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on the “non-routine” matters described above and will not be counted in determining the number of shares necessary for approval.

15.	What vote is required to approve each proposal?
Election of Directors: Proposal No. 1. In an uncontested election of directors, such as this election, each nominee for Class I director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares of common stock present in person or represented by proxy and entitled to vote. A “majority of votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee. If you are present at the Annual Meeting but do not vote for a particular nominee, or if you have given a proxy or voting instruction card and properly withheld authority to vote for a nominee, the shares withheld or not voted will not be counted as votes cast on such matter, although they will be counted for purposes of determining whether there was a quorum. Broker non-votes will not be taken into account in determining the election of directors.
Ratification of Independent Registered Public Accounting Firm: Proposal No. 2. The approval of Proposal No. 2, ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will likely not result for this proposal. Abstentions will have the same effect as votes against this proposal.
Advisory Vote on the Compensation Paid of Our Named Executive Officers: Proposal No. 3. The approval of Proposal No. 3, regarding the compensation of our named executive officers, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.
Approval of the 2016 Acacia Research Corporation Stock Incentive Plan: Proposal No. 4. The approval of Proposal No. 4, regarding the approval of the 2016 Acacia Research Corporation Stock Incentive Plan, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

16.	How will voting on any other business be conducted?
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders, Marvin Key and Edward J. Treska, to vote on such matters at their discretion.

17.	Who are the largest principal stockholders?
For information regarding holders of more than 5% of the outstanding shares of our common stock, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 21 of this Proxy Statement.

18.	Who will bear the cost of this solicitation?
We will bear the entire cost of this solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to our stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation. We have retained Georgeson, Inc., a proxy solicitation firm, to perform various solicitation services. We will pay Georgeson, Inc. a fee of $6,500 plus phone and other related expenses, in connection with their solicitation services.
19.    Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
General
Our Amended and Restated Bylaws, as amended, provide that the number of directors shall be set by our Board, but in any case shall not be less than five and not more than nine. The Board has set the number of directors at six. The Board is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of a class expires, and their successors are elected for a term of three years, at each annual meeting of our stockholders.
The Board, on the recommendation of the Nominating and Governance Committee, has nominated Fred A. de Boom for election at the Annual Meeting to serve as the Class I director for a term of office expiring at our 2019 Annual Meeting of Stockholders. Mr. de Boom has agreed to serve on the Board if elected, and management has no reason to believe that Mr. de Boom will be unavailable for service. If Mr. de Boom is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominees as may be designated by the present Board. On April 26, 2016, Robert L. "Chip" Harris, II, who currently serves as a Class I director, notified the Board that he will retire from the Board effective as of the date of the Annual Meeting. Mr. Harris will continue to serve on the Board until the Annual Meeting.
Majority Vote Standard
Our Bylaws require that each director be elected by the affirmative vote of a majority of the votes cast with respect to such director in uncontested elections such as this one (the number of shares cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee). In a contested election, the standard for election of directors would be the affirmative vote of a plurality of the votes cast. A contested election is one in which the Board has determined that the number of nominees exceeds the number of directors to be elected at the meeting.
In accordance with our Bylaws, a nominee who does not receive the affirmative vote of a majority of the votes cast shall tender a written offer to resign to the Board within five business days of the certification of the stockholder vote. The Nominating and Governance Committee shall promptly consider the resignation offer and recommend to the full Board whether to accept the resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 calendar days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision whether to accept the director’s resignation offer and the reasons for rejecting the resignation offer, if applicable, in a current report on Form 8-K to be filed with the SEC within four business days of the Board’s determination. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Governance Committee recommendation or Board action regarding whether to accept the resignation offer.
Required Vote
If a quorum is present and voting, each nominee for Class I director for whom the number of shares cast “for” such nominee’s election exceeds the number of votes cast “against” that nominee will be elected to the Board. Shares withheld or not voted will not be counted as votes cast, although they will be counted for purposes of determining whether there was a quorum. Broker non-votes will not be taken into account in determining the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS I NOMINEE NAMED HEREIN.

The following table sets forth information as to the persons who serve as our directors.

Name	Age	Director Since	Positions with the Company
Robert L. Harris, II@†	57	2000	Director
William S. Anderson*^	57	2007	Director
Fred A. de Boom*+^	80	1995	Director
Edward W. Frykman*+^@	79	1996	Director
G. Louis Graziadio, III+^@	66	2002	Director
Frank E. Walsh, III	49	2016	Director
____________________
* Member of the Audit Committee
+ Member of the Compensation Committee
^ Member of the Nominating and Governance Committee
@ Member of the Office of the Chairman
† Mr. Harris, II resigned as Executive Chairman on February 26, 2016 and will retire from the Board effective as of the date of the Annual Meeting.

Biographical information regarding the nominees for election as a director and each other person whose term of office as a director will continue after the Annual Meeting is set forth below.
Information Regarding the Director Nominee (Class I)
         Fred A. de Boom has served as a director since February 1995. Mr. de Boom has been a principal in Sonfad Associates, an Orange County-based firm which is involved in mergers and acquisitions, private debt and equity placements, strategic and financial business planning, bank debt refinance and asset based financing, since 1995. Previously, Mr. de Boom served for five years as a Vice President of Tokai Bank, for eight years as a Vice President of Union Bank, and for twenty-two years as a Vice President of First Interstate Bank. Mr. de Boom received a B.A. degree from Michigan State University and an M.B.A. degree from the University of Southern California. We believe that Mr. de Boom’s qualifications to serve on the Board include his 20-year tenure as a member of our Board and extensive experience in the fields of finance and business transactions.

Directors with Terms Expiring in 2017 (Class II)

Edward W. Frykman has served as a director since April 1996. Mr. Frykman served as an Account Executive with Crowell, Weedon & Co. from 1992 to 2008 when he retired. Before joining Crowell, Weedon & Co., Mr. Frykman served as Senior Vice President of L.H. Friend & Co. Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California. In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton, where he served as the manager of the Los Angeles Regional Retail Office of E. F. Hutton & Co. Mr. Frykman serves as a director, as chairman of the audit committee and as a member of the compensation committee of Arrowhead Research Corporation, a publicly traded development stage nanotechnology holding company. Mr. Frykman holds a B.S.B.A. degree from the University of Florida. We believe Mr. Frykman’s qualifications to serve on the Board include his 19-year tenure as a member of the Board, his deep understanding of our business and the industry in which we operate, and his extensive experience in the fields of finance and public company oversight.

William S. Anderson has served as a director since August 2007.  Mr. Anderson currently serves as Founder and Chief Executive Officer of First Beverage Group, a privately held company founded by Mr. Anderson in 2005 which provides financial services to the beverage industry.  Prior to founding First Beverage Group, Mr. Anderson served as Executive Vice-President of Topa Equities, Ltd., a diversified holding company and beer distributor group, from 1991 to 2004.  Prior to joining Topa, Mr. Anderson was an attorney with O’Melveny & Myers in Los Angeles.  Mr. Anderson has served on the board of directors of Topa Equities, Ltd. since 2008, on the board of directors of Purity Organic, LLC, an organic fruit juice company, since 2011, on the board of directors of Bottlenotes, Inc., an online media platform for the wine and craft beer industries, since 2012, and on the board of directors of Health-Ade Kombucha, since 2013.  Mr. Anderson received a B.A. degree from Bowdoin College in Brunswick, Maine and a J.D. degree from the University of California, Los Angeles School of Law.  We believe Mr. Anderson’s qualifications to serve on the Board include his legal training and experience and extensive business experience having held senior management positions at several different companies.

Directors with Terms Expiring in 2018 (Class III)

G. Louis Graziadio, III has served as a director since February 2002.  Mr. Graziadio is President and Chief Executive Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held California company involved in a wide range of investments and business ventures.  Mr. Graziadio is also Chairman of the Board and Chief Executive Officer of Boss Holdings, Inc., a distributor of work and hunting gloves, rainwear, rain boots, industrial apparel, pet products, specialty merchandise, and wireless accessories for electronic and mobile devices.  From 1984 to 2000, Mr. Graziadio served as a director of Imperial Bancorp, the parent company of Imperial Bank, a Los Angeles based commercial bank acquired by Comerica Bank in January 2001.  Mr. Graziadio, and companies with which he is affiliated, are significant shareholders in numerous private and public companies in a number of different industries.  Since 1978, Mr. Graziadio has been active in restructurings of both private and public companies, as well as corporate spin-offs and IPOs.  Mr. Graziadio previously served as a director of True Religion Apparel, Inc., a publicly traded clothing company until its sale in July 2013. Mr. Graziadio is also a member of the Board of Directors of World Point Terminals, LP, which owns, operates, develops, and acquires terminal assets relating to the storage of light refined products and crude oil. We believe that Mr. Graziadio’s qualifications to serve on the Board include his extensive business experience having held senior management positions at several different companies and his experience in serving on the boards of directors of public companies.
Frank E. Walsh, III has served as a director since April 2016. Mr. Walsh is a Vice President of Jupiter Capital Management Partners, LLC and a founding partner of WR Capital Partners. Through Jupiter and WR, Mr. Walsh has extensive experience in the acquisition and financing of both public and private companies in the technology industry and many other industries. Mr. Walsh serves on the board of directors and the audit and compensation committees of 1st Constitution Bancorp and as a director and audit committee member of World Point Terminals Inc. Mr. Walsh also serves as a trustee for St. Benedicts Preparatory School in Newark, New Jersey and Lehigh University in Bethlehem, Pennsylvania. We believe that Mr. Walsh is qualified to serve on the Board because of his business skills and experience, executive leadership expertise and investment acumen developed during his long career at Jupiter Capital Management Partners, LLC and WR Capital Partners, LLC, and his service on other boards.

Director Independence
Our common stock is listed on The Nasdaq Global Select Market and, therefore, we are subject to the listing requirements of that market. Our board of directors has determined that Messrs. Anderson, de Boom, Frykman, Graziadio and Walsh are “independent” as defined in the Listing Rules of The Nasdaq Stock Market. Mr. Harris was not deemed to be independent because he served as our Executive Chairman until February 29, 2016.
Board Leadership Structure
Our Amended and Restated Bylaws provide our Board with flexibility to combine or separate the positions of Chairman and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, the positions of Chairman and Chief Executive Officer are separate, with Mr. Key serving as Interim Chief Executive Officer and the position, duties and responsibilities of Chairman being by a recently created Office of the Chairman, consisting of Messrs. Harris, Frykman and Graziadio. Mr. Harris served as Executive Chairman from January 10, 2012 to February 29, 2016 and will retire from the Board effective as of the date of the Annual Meeting. Matthew Vella served as Chief Executive Officer from August 1, 2013 to December 21, 2015.
Our Board does not currently have a lead independent director. Our Board has determined that this structure is the most effective leadership structure for our company at this time. Our Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management. In addition, our Audit, Compensation and Nominating and Governance Committees, which oversee critical matters such as our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting, our executive compensation program and the selection and evaluation of our directors and director nominees, each consist entirely of independent directors.
Risk Oversight
The Board is actively involved in the oversight of risks, including credit risk, liquidity risk and operational risk that could affect our business. The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting. The Nominating and Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process. The Compensation Committee assists the Board in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements. The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.
Board Meetings and Committees
The Board held a total of eleven meetings and committees of the Board held a total of fifteen meetings during the fiscal year ended December 31, 2015. During that period, no incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which that director served. The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Disclosure Committee. The Board has adopted charters for each of these committees, each of which may be viewed on our website at www.acaciaresearch.com.
Audit Committee. The Audit Committee currently consists of Messrs. de Boom, Frykman and Anderson, each of whom is independent under the listing standards of the Nasdaq Stock Market. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles, financial reporting practices and system of internal accounting controls. The Audit Committee held four meetings during the fiscal year ended December 31, 2015. The Audit Committee is also responsible for maintaining communication between the Board and our independent registered public accounting firm.
The Board has determined that Mr. de Boom is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
Compensation Committee. The Compensation Committee currently consists of Messrs. de Boom, Frykman and Graziadio, each of whom is independent under the listing standards of the Nasdaq Stock Market. The Compensation Committee held nine meetings during the fiscal year ended December 31, 2015.
Our executive compensation program is administered by the Compensation Committee. The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending it to the Board as well as administering our equity compensation plans. In making decisions regarding executive compensation, the Compensation Committee considers many factors including recommendations from our compensation advisory firm, evaluation of our peer group, the input of our management and other directors. In addition, the Compensation Committee establishes compensation programs that do not encourage excessive risk taking and we have determined that it is not reasonably likely that our compensation and benefit plans and policies would have a material adverse effect on our company.
For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 23 of this Proxy Statement.
Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Messrs. Anderson, de Boom, Frykman and Graziadio, each of whom is independent under the listing standards of the Nasdaq Stock Market. The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2015. The Nominating and Governance Committee recommended director nominees to the Board for election at the Annual Meeting. The charter for the Nominating and Governance Committee provides that, among its specific responsibilities, the Committee shall:
•Establish criteria and qualifications for Board membership, including standards for assessing independence;

•
Identify and consider candidates, including those recommended by stockholders and others, to fill positions on the Board, and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•	Recommend to the Board candidates for election or reelection at each annual meeting of stockholders;

•
Annually review our corporate governance processes, and our governance principles, including such issues as the Board’s organization, membership terms, and the structure and frequency of Board meetings, and recommend appropriate changes to the Board;

•
Administer our corporate Codes of Conduct and annually review and assess the adequacy of the corporate Codes of Conduct and recommend any proposed changes to the Board. Specifically, the Nominating and Governance Committee shall discuss with management its compliance with the corporate Codes of Conduct, including any insider and affiliated party transactions, and our procedures to monitor compliance with the corporate Codes of Conduct;

•
Review periodically with our Chief Executive Officer and the Board, the succession plans relating to positions held by senior executives, and make recommendations to the Board regarding the selections of individuals to fill these positions;

•	Oversee the continuing education of existing directors and the orientation of new directors;

•
Monitor the functions of the Board and its committees, as set forth in their respective charters, and coordinate and oversee annual evaluations of the Board’s performance and procedures, including an evaluation of individual directors, and of the Board’s committees; and

•	Assess annually the performance of the duties specified in the Nominating and Governance Committee Charter by the Nominating and Governance Committee and its individual members.

Special Committee. The Special Committee currently consists of Messrs. Anderson, de Boom, Frykman and Graziadio each of whom is independent under the listing standards of the Nasdaq Stock Market. The Special Committee held one meeting during the fiscal year ended December 31, 2015. The Special Committee was formed on December 21, 2015 to review prior executive actions.
Director Qualification Standards
There are no specific minimum qualifications that the Nominating and Governance Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

•	the highest ethical standards and integrity;

•	a willingness to act on and be accountable for Board decisions;

•	an ability to provide wise, informed, and thoughtful counsel to top management on a range of issues;

•	a history of achievement that reflects high standards for the director candidate and others;

•	loyalty and commitment to driving our success;

•	the independence requirements imposed by the Securities and Exchange Commission, or the SEC, and the Nasdaq Stock Market; and

•	a background that provides a portfolio of experience, qualifications, attributes, skills and knowledge commensurate with our needs.

We do not have a written policy with respect to diversity of members of the Board. However, in considering nominees for service on the Board, the Nominating and Governance Committee takes into consideration, in addition to the criteria summarized above, the diversity of professional experience, viewpoints and skills of members of the Board. Examples of this include management experience, financial expertise and educational background. The Nominating and Governance Committee and the Board believe that a diverse board leads to improved performance by encouraging new ideas, expanding the knowledge base available to management and other directors and fostering a culture that promotes innovation and vigorous deliberation.

The Nominating and Governance Committee has the following policy with regard to the consideration of any director candidates recommended by security holders:

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    A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to the Secretary, Acacia Research Corporation, 520 Newport Center Drive, 12th Floor, Newport Beach, CA 92660, of his or her intention to make such a nomination. The notice of nomination must have been received by the Secretary at the address below no later than the close of business on February 15, 2017, in accordance with our Amended and Restated Bylaws, in order to be considered for nomination at the next annual meeting.

•
    The notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the Nasdaq Stock Market’s Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

The Nominating and Governance Committee considers director candidates that are suggested by members of the Nominating and Governance Committee and the full Board, as well as management and stockholders. The Nominating and Governance Committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating and Governance Committee, in its sole discretion. The process by the Nominating and Governance Committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates. The Nominating and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.
Disclosure Committee. The Disclosure Committee currently consists of Clayton J. Haynes, our Chief Financial Officer and Treasurer, Robert Stewart, Sr., our Senior Vice President of Investor Relations, and Edward J. Treska, our Senior Vice President, General Counsel and Corporate Secretary. The Disclosure Committee is primarily responsible for oversight of the accuracy and timeliness of the disclosures made by us. The Disclosure Committee held four meetings during the fiscal year ended December 31, 2015.
Codes of Conduct
We have adopted a corporate Code of Conduct and a Board of Directors Code of Conduct, both of which may be viewed on our website at www.acaciaresearch.com. The corporate Code of Conduct applies to all of our officers, directors and employees, including our principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions. The Board of Directors Code of Conduct specifically applies to the Board. Any waiver of these Codes of Conduct for any of our executive officers or directors may be made only by the Board and must be promptly disclosed to stockholders in the manner required by applicable law.
Stockholder Communications with Directors
Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, the particular member or committee of the Board, c/o Acacia Research Corporation, Attention: Secretary, 520 Newport Center Drive, 12th Floor, Newport Beach, California 92660. All communications addressed to the Board or a particular member or committee of the Board will be relayed to that addressee. From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. Please refer to our website at www.acaciaresearch.com for changes in this process. The Board, the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.
Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Each of our current directors attended last year’s annual meeting of stockholders, either in person or by telephone.
Director Compensation
Directors who are also our employees receive no separate compensation from us for their service as members of the Board. Each non-employee director receives an annual grant of restricted stock units that entitles the non-employee director to receive, upon vesting as described below, a number of shares determined by dividing the equity grant amount described below by the closing price of our common stock on the grant date. In addition, each new non-employee director receives a one-time grant of restricted stock units upon becoming a director for the number of shares determined by dividing the equity grant amount described below by the closing price of our common stock on the grant date. All restricted stock units vest in a series of twelve quarterly installments over the three year period following the grant date, subject to immediate acceleration upon a change in control.
Generally, our non-employee directors receive compensation in the amount of $6,667 per month and an annual equity award equal to $120,000 of restricted stock units for their service as members of the Board. The chairman of the Audit Committee receives additional compensation in the amount of $1,110 per month for his services. The monthly retainer described above is subject to a pro rata deduction if a director fails to attend at least 75% of our Board and committee meetings (combined), and all directors attended at least 75% of such meetings during fiscal 2015. Directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with the performance of Board duties

2015 DIRECTOR COMPENSATION TABLE

The following table provides fiscal year 2015 compensation information for our non-employee directors who served on the Board during 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William S. Anderson	$80,004	$120,000	—	—	—	—	$200,004
Fred A. de Boom	$93,336	$120,000	—	—	—	—	$213,336
Edward W. Frykman	$80,004	$120,000	—	—	—	—	$200,004
G. Louis Graziadio, III	$80,004	$120,000	—	—	—	—	$200,004

(1) Reflects non-discretionary annual grants of restricted stock units (7,177 restricted stock units per director in 2015) on the first business day of the 2015 calendar year. The number of restricted stock units was determined by dividing the annual $120,000 retainer fee by the closing price of our common stock on the grant date. The closing price of our common stock on the Nasdaq Global Select Market on January 2, 2015 was $16.72.

(2) Amounts shown represent the aggregate grant date fair value of restricted stock unit awards granted to the directors as determined pursuant to ASC Topic 718, “Compensation - Stock Compensation,” or ASC Topic 718. The methodology used to calculate the value of restricted stock unit awards is set forth under Notes 2 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 15, 2016.

PROPOSAL NO. 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Grant Thornton LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2015, was recommended by the Audit Committee, and approved by the Board, to act in such capacity for the fiscal year ending December 31, 2016, subject to ratification by the stockholders.
If our stockholders do not ratify the selection of Grant Thornton LLP, or if such firm should decline to act or otherwise become incapable of acting, or if our engagement of Grant Thornton LLP should be discontinued, the Board, on the recommendation of the Audit Committee, will appoint a substitute independent registered public accounting firm. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will likely not result for this proposal. Abstentions will be the equivalent of a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.
Audit and Related Fees
Grant Thornton LLP served as our independent registered public accounting firm for the years ended December 31, 2015 and 2014. Fees billed in connection with services rendered by Grant Thornton LLP were as set forth below (on a consolidated basis including Acacia Research Corporation and its subsidiaries).

Period:	Audit Fees	Audit Related Fees	Tax Services Fees	All Other Fees

Fiscal Year Ended December 31, 2015	$610,000	$—	$248,000	$—

Fiscal Year Ended December 31, 2014	$525,000	$—	$376,000	$—
Audit Committee Pre-Approval Policy
The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee receives information on the status of services provided or to be provided by the independent registered public accounting firm and the related fees. All of the services performed by our independent registered public accounting firm in 2015 and 2014 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to our audited financial statements for 2015, which include our consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2015, and the notes thereto.
Composition. The Audit Committee of the Board is comprised of three directors and operates under a written charter adopted by the Board. The charter was amended by the Board in December 2012. The members of the Audit Committee are Fred A. de Boom, William S. Anderson and Edward W. Frykman. The Board determined that each member of the Audit Committee meets the independence requirements of the Nasdaq Stock Market and of Section 10A of the Exchange Act, that each member is able to read and understand financial statements, and that Mr. de Boom qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
Responsibilities. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as our independent registered public accounting firm. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Grant Thornton LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to oversee these processes.
Review with Management and Grant Thornton. The Audit Committee has reviewed our consolidated audited financial statements and held discussions with management and Grant Thornton LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).
Grant Thornton LLP also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.
Conclusion. Based upon the Audit Committee’s discussions with management and Grant Thornton LLP, the Audit Committee’s review of the representations of management and the report of Grant Thornton LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.
This report is submitted by the Audit Committee of the Board.

Fred A. de Boom
William S. Anderson
Edward W. Frykman

PROPOSAL NO. 3:
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Our stockholders previously voted to hold an advisory (nonbinding) vote to approve the compensation of our named executive officers every year.
Summary
We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure set forth in this Proxy Statement. In addition to the information set forth below, we urge our stockholders to review the entire “Executive Compensation and Related Information” section of this Proxy Statement for more information regarding the compensation of our named executive officers.
Our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of long-term and strategic goals and the realization of increased stockholder value.
Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure that the compensation programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
We held an advisory stockholder vote on the compensation of our named executive officers at our 2015 annual meeting of stockholders held on Thursday, May 14, 2015. Our stockholders did not approve by advisory vote our “Say-on-Pay” proposal, with approximately 77% of stockholders voting on such matter voting against the proposal. In an effort to better understand our investors’ perspective regarding our executive compensation program, we engaged in stockholder outreach in 2015 and early 2016 to specifically discuss our compensation philosophy, programs and policies. The Compensation Committee directed our management and investor relations personnel to actively engage our stockholders to obtain feedback on the specific issue of executive compensation. This engagement included in-person meetings and conference calls with our key institutional stockholders. The feedback that we received from our key institutional stockholders noted our need for specific performance milestones and targets in our compensation programs, including our incentive cash and equity compensation programs, and a desire to see closer alignment of executive compensation with corporate performance.

The Compensation Committee also engaged Pearl Meyer, a prominent advisory firm, as an independent consultant to provide advice with respect to compensation decisions for our executive officers. Based on the feedback from stockholders and a review of current peer group practices in executive compensation, we then discussed the feedback with the Compensation Committee and the committee’s independent compensation consultant as the Compensation Committee prepared to make decisions about the 2016 compensation program. The Compensation Committee and the Board had extensive discussions with our management about the Say-on-Pay results and stockholder feedback relating to executive compensation sentiment. With a desire to align our executive compensation programs with the perspectives held by our stockholders, the Compensation Committee engaged in routine discussions with its independent compensation consultant outside the presence of our management. The Compensation Committee took key measures to address stockholder concerns, and create a compensation program with more specific quantitative measurements of the performance of our named executive officers that are closely aligned with the overall performance of our company. Following the rigorous review conducted by the Board, the Compensation Committee, our advisory firm, and company management, the Board followed the recommendations of the Compensation Committee and adopted a comprehensive new and objective executive compensation program focused on aligning executive compensation with company performance. The elements of our modified executive compensation program are discussed in the Compensation Discussion and Analysis elsewhere in this proxy statement.

Required Vote
We believe that the information provided above and in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure set forth in this Proxy Statement demonstrates that our executive compensation program effectively ensures that the interests of our named executive officers are aligned with the interests of our stockholders and with our short- and long-term goals.
You have the opportunity to vote “for” or “against” or to “abstain” from voting on the following non-binding resolution relating to the compensation of our named executive officers:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Acacia Research Corporation as disclosed in Acacia Research Corporation’s Definitive Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”
The Say-on-Pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board. However, we value the opinions of our stockholders on executive compensation matters and as described in our Compensation Discussion and Analysis elsewhere in this Proxy Statement we have considered and will continue to consider our stockholders’ concerns and have evaluated and will continue to evaluate the appropriate actions to address those concerns.
The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the compensation of our named executive officers. Broker non-votes will have no effect on this proposal. Abstentions will be the equivalent of a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL NO. 4:

APPROVAL OF THE 2016 ACACIA RESEARCH CORPORATION STOCK INCENTIVE PLAN

On April 26, 2016, the Board of Directors adopted the 2016 Acacia Research Corporation Stock Incentive Plan, or the Plan, subject to the approval of our stockholders at the Annual Meeting. The following summary of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Annex A.

Summary of the Plan

Purposes of the Plan. The purposes of the Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our company and thereby have an interest in the success and increased value of our company.

Shares Available. The number of shares of our common stock initially reserved for issuance under the Plan shall be 4,500,000 shares plus any shares remaining available for issuance under our 2013 Acacia Research Corporation Stock Incentive Plan, or the 2013 Plan, as of the effective date of the Plan. As of April 12, 2016, (a) options exercisable for 2,253,241 shares of our common stock with a weighted average exercise price of $3.39 and a weighted average remaining term of 6.92 years were outstanding under the 2013 Plan, (b) unvested time-based restricted stock units covering 62,204 shares of our common stock were outstanding under the 2013 Plan, (c) unvested time-based restricted stock awards covering 578,295 shares of our common stock were outstanding under the 2013 Plan and (d) 625,390 shares of our common stock were available for grant under the 2013 Plan. As of April 12, 2016, the 2013 Plan is the sole equity compensation plan pursuant to which we grant equity awards.

In the event that (i) all or any portion of any option granted under the Plan can no longer under any circumstances be exercised, (ii) any shares of our common stock issued under the Plan are reacquired by us or (iii) all or any portion of any restricted stock units granted under the Plan are forfeited or can no longer under any circumstances vest, the shares of our common stock allocable to the unexercised portion of such options, or the forfeited or unvested portion of such restricted stock unit or the shares so reacquired shall again be available for grant or issuance under the Plan. Notwithstanding the above, the following shares of our common stock may not again be made available for issuance as awards under the Plan: (i) shares of our common stock used to pay the exercise price related to outstanding options, (ii) shares of our common stock used to pay withholding taxes related to outstanding options or restricted stock units or any other full value awards or (iii) shares of our common stock that have been repurchased by us using the proceeds from any exercise of options.

The number of shares of our common stock available for grant under the Plan shall be reduced by one share of common stock for each share of common stock issued pursuant to the exercise to an option granted under the Plan. The number of shares of our common stock available for grant under the Plan shall be reduced by 1.85 shares of common stock for each share of common stock issued pursuant to any other equity awards granted under the Plan.

Eligibility. Options, restricted stock units and direct stock awards may be granted under the Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or non-qualified stock options. Awards may be granted under the Plan to any employee, non-employee member of the Board of Directors, consultant or advisor who provides services to us or our subsidiaries, except for incentive stock options which may be granted only to our employees.

Administration. Generally, the Plan will be administered by either the entire Board or a committee of the Board, which shall consist of at least two members of the Board, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Exchange Act, an “outside director” under Section 162(m) of the Code and an “independent director” under the Nasdaq Listing Rules; provided that the committee shall have the sole authority to administer the Plan with respect to all our officers and directors subject to the short-swing profit liabilities of Section 16 of the Exchange Act. The Plan administrator shall have the authority to determine the terms and conditions of awards, and to interpret and administer the Plan.

Awards to be Granted to Certain Individuals and Groups.  The Plan administrator, in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants. No one person participating in the Plan may receive stock options, restricted stock units or direct stock awards for more than 750,000 shares of our common stock in the aggregate per calendar year.

Discretionary Option Awards. The Plan administrator may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of our common stock at a fixed price subject to terms and conditions set by the Plan administrator, including conditions for exercise that must be satisfied, which typically will be based on continued provision of services. The exercise price of stock options granted under the Plan cannot be less than 100% of the fair market value of our common stock on the date the option is granted. Fair market value of our common stock is generally equal to the closing price of our common stock on the principal securities exchange on which our common stock is traded on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported).

The Plan permits payment of the exercise price of stock options to be made by cash or cash equivalents, shares of our common stock previously acquired by the underlying optionee, cancellation of indebtedness, waiver of compensation due for services rendered or to be rendered, any other form of legal consideration determined by the Plan administrator, or any combination of the foregoing. All options granted under the Plan expire no later than 10 years from the date of grant.

Direct Stock Awards. Direct stock awards may be issued under the Stock Issuance Program (as defined in the Plan) either alone or in addition to other awards granted under the Plan. The Plan administrator determines the terms and conditions of direct stock awards, including the number of shares of common stock granted, and the conditions for vesting that must be satisfied, if any, which typically will be based on continued provision of services but may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted direct stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive distributions on the shares.  Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Discretionary Restricted Stock Unit Awards. The Plan provides that the Plan administrator may grant restricted stock units to Plan participants. A restricted stock unit entitles the recipient to receive upon settlement thereof a specified number of shares of our common stock subject to terms and conditions set by the Plan administrator. The restricted stock units will vest as prescribed by the Plan administrator. The Plan permits payment of the purchase price of restricted stock units, if any, to be made by cash or cash equivalents, shares of our common stock previously acquired by the underlying optionee, cancellation of indebtedness, waiver of compensation due for services rendered or to be rendered, any other form of legal consideration determined by the Plan administrator, or any combination of the foregoing.

Nontransferability of Awards. No award under the Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than (i) to a participant’s beneficiary upon death of such participant or (ii) by will or the laws of descent and distribution, except that non-statutory stock options, shares of stock and restricted stock units may be assigned in whole or in part during the participant’s lifetime to one or more members of such participant’s immediate family or to a trust established exclusively for such participant or one or more members of participant’s immediate family. In addition, incentive stock options may be exercised during the participant’s lifetime only by the participant, and other awards may be exercised during the participant’s lifetime only by the participant or the participant's estate, guardian or legal representative.

Adjustments upon Change in Control or Hostile Take-Over. In the event of a Change in Control (as defined in the Plan) or Hostile Take-Over (as defined by the Plan), unless otherwise determined by the Plan administrator pursuant to the Plan: any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all awards outstanding under the Plan or may substitute similar stock awards for awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to our stockholders pursuant to the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to awards may be assigned by us to the successor (or the successor’s parent company, if any), in connection with such Change in Control/Hostile Take-Over. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an award or substitute a similar stock award for only a portion of an award, or may choose to assume or continue the awards held by some, but not all participants. The terms of any assumption, continuation or substitution will be set by the Board. If either (x) a participant’s employment with us is terminated by us without Cause (as defined in the Plan), other than due to death or disability, or in the event a participant terminates his or her employment with Good Reason (as defined in the Plan), in either case within twelve months following a Change in Control/Hostile Take-Over, or (y) the participant voluntarily terminates his or her employment on his or her own initiative after the twelfth month but no later than the thirteenth month following a Change in Control/Hostile Take-Over, in either case of (x) or (y), then the vesting of such awards and the time when such awards may be exercised will be accelerated in full. Such vesting acceleration will occur on the date of termination of such participant’s service.

In the event of a Change in Control/Hostile Take-Over in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding award or substitute similar stock awards for such outstanding awards, then with respect to awards that have not been assumed, continued or substituted, the vesting of such awards will be accelerated in full to a date prior to the effective time of such Change in Control/Hostile Take-Over (contingent upon the effectiveness of the Change in Control/Hostile Take-Over) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control/Hostile Take-Over), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control/Hostile Take-Over, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the Change in Control/Hostile Take-Over).

Notwithstanding the foregoing, in the event an award will terminate if not exercised prior to the effective time of a Change in Control/Hostile Take-Over, the Board may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Change in Control/Hostile Take-Over (including, at the discretion of the Board, any unvested portion of such award), over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of common stock in connection with the Change in Control/Hostile Take-Over is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

Adjustments upon Changes in Capitalization. If any change is made to our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting our outstanding shares of common stock without our receipt of consideration, appropriate adjustments shall be made by the Plan administrator to: (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities for which any one person may be granted stock options, restricted stock units, direct stock issuances or share right awards under the Plan per calendar year; (iii) the number and/or class of securities and the exercise price per share in effect under the Plan and (iv) the number and/or class of securities and purchase price per share in effect under each outstanding restricted stock units under the Plan. Such adjustments to the outstanding options and restricted stock units are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan administrator shall be final, binding and conclusive.

Termination of Employment.  The Plan administrator will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise, but in no event shall any unvested awards vest after the date the participant ceases to be employed by, or otherwise provide services to, us.

Amendment and Termination. The Plan may be amended or terminated by the Plan administrator, except to the extent that by applicable law, regulation or rule of a stock exchange requires shareholder approval for any amendment to the Plan, which shall not be effective without such approval. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

The Plan will expire on the 10th anniversary of the date of its approval by shareholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences.

The following discussion summarizes certain federal income tax considerations of awards under the Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

We intend, and this summary assumes, that all awards granted under the Plan either will be exempt from or will comply with the requirements of Section 409A of the Code, or Section 409A, regarding nonqualified deferred compensation such that its income inclusion and tax penalty provisions will not apply to the participants. The Plan and any awards made under the Plan will be administered consistently with this intent. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant in connection with awards (including any taxes and penalties under Section 409A) and we will have no obligation to indemnify or otherwise hold a participant harmless from any such taxes or penalties.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of common stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Section 55 of the Code imposes an “alternative minimum tax” on an individual’s income to the extent the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

Restricted Stock Awards. The participant will not realize ordinary income upon the grant of a restricted stock award (or a performance award if the shares of common stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of the fair market value of the shares on the vesting date over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of the fair market value of the shares on the date of issuance, over the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested. The participant will not realize ordinary income on the grant of a restricted stock unit award, but will recognize ordinary income on the vesting and transfer date, which are the same date, equal to the fair market value of the shares on the vesting and transfer date. Upon disposition of shares of common stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant or vesting of the shares. Upon disposition of shares of common stock acquired under a restricted stock award or performance award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant or vesting of the shares.

Restricted Stock Units. The participant will not realize ordinary income upon the grant of a restricted stock unit award, but will realize ordinary income upon delivery of any shares underlying the award in an amount equal to the fair market value of such shares on the date of delivery thereof. A Section 83(b) election is not permitted for restricted stock unit awards because there is no transfer of shares prior to the vesting date. Upon disposition of shares of common stock acquired under a restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the fair market value of such shares on the delivery date thereof plus any amount realized as ordinary income upon delivery of such shares.

Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m) and Section 280G of the Code, in an amount equal to the ordinary income realized by a participant at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to our Chief Executive Officer and to each of the next three most highly compensated executive officers. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is “performance-based compensation” under Section 162(m) of the Code. Compensation attributable to stock options under the Plan will qualify as performance-based compensation if the awards are made by the Plan administrator and the exercise or grant price of the award is no less than the fair market value of the common stock on the date of grant.  Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards will qualify as performance-based compensation if (i) the compensation is approved by the Plan administrator, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Plan administrator while the outcome is substantially uncertain, and (iii) the Plan administrator certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Section 409A of the Code. Any awards granted under the Plan, that are considered to be deferred compensation, must satisfy the requirements of Code Section 409A to avoid adverse tax consequences to participants, which include the current inclusion of deferred amounts into income, as well as interest and a surtax on any amount included in income. We intend to structure awards under the Plan to meet the requirements of Section 409A, or an applicable exemption, in order to avoid its adverse tax consequences. Incentive stock options are generally exempt from the requirements of Section 409A. Generally, for nonqualified stock options to be exempt from the requirements of Section 409A, they must be granted with an exercise price at least equal to the fair market value of the underlying shares on the date of grant, and must not include any feature for the deferral of compensation. Restricted stock and restricted stock unit awards granted under the Plan are intended to be structured to be exempt from the requirements of Section 409A.

New Plan Benefits

Future awards to our employees and directors are discretionary.  Therefore, the benefits that may be received by our employees and directors if our stockholders approve the Plan cannot be determined at this time.  In addition, because the value of the common stock issuable under certain aspects of the Plan will depend upon the fair market value of our common stock at future dates, it is not possible to determine exactly the benefits that might be received by participants under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2016 ACACIA RESEARCH CORPORATION STOCK INCENTIVE PLAN.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information known to us with respect to the beneficial ownership of our common stock as of April 12, 2016, by (i) all persons known to us to beneficially own five percent (5%) or more of our common stock, (ii) each of our directors, (iii) each of our named executive officers as identified in the “Summary Compensation Table” of the “Executive Compensation and Related Information” section of this Proxy Statement, and (iv) all directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)
Directors and Named Executive Officers(2):
Robert L. Harris, II	316,275	*
Matthew Vella(8)	255,321	*
Marvin E. Key(9)	218,016	*
Clayton J. Haynes(10)	151,118	*
Edward J. Treska(10)	102,215	*
William S. Anderson(3)	47,370	*
Fred A. de Boom(4)	93,600	*
Edward W. Frykman (5)	73,290	*
G. Louis Graziadio, III(6)	159,931	*
All Directors and Executive Officers as a Group (nine persons)(7)	1,417,136	2.81%
___________________
* Less than one percent

(1)
The percentage of shares beneficially owned is based on 50,431,503 shares of our common stock outstanding as of April 12, 2016. Beneficial ownership is determined under the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable, or exercisable within 60 days after April 12, 2016, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, we believe that such persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(2)	The address for each of our directors and executive officers is our principal office located at Acacia Research Corporation, 520 Newport Center Drive, Newport Beach, California 92660.

(3)	Includes 23,769 restricted stock units issued to independent directors.

(4)
Includes 15,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 12, 2016 and 23,769 restricted stock units issued to independent directors.

(5)	Includes 23,769 restricted stock units issued to independent directors.

(6)	Includes 23,769 restricted stock units issued to independent directors.

(7)
Includes 15,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 12, 2016 and 95,076 restricted stock units issued to independent directors.

(8)	Beneficial ownership as of December 21, 2015, Mr. Vella's date of resignation.

(9) Includes 47,183 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 12, 2016.

(10) Includes 44,546 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 12, 2016.

	Amount and Nature of Beneficial Ownership of Common Stock					Percent of Class(1)
Beneficial Owner	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Total
5% Stockholders:
BlackRock Inc. (2)	2,775,992	—	2,894,767	—	2,894,767	5.74%
DePrince, Race & Zollo, Inc. (3)	3,358,047	—	4,339,078	—	4,339,078	8.60%
The Vanguard Group (4)	63,487	—	3,355,948	61,587	3,417,535	6.78%
Heartland Advisors, Inc. (5)	—	5,098,125	—	5,159,865	5,159,865	10.23%
Ariel Investments, LLC (6)	3,584,986	—	3,584,986		3,584,986	7.11%
Bank of Montreal (7)	2,607,935	10,195	2,790,583	150,111	2,940,694	5.83%
____________________

(1)
The percentage of shares beneficially owned is based on 50,431,503 shares of our common stock outstanding as of April 12, 2016. Beneficial ownership is determined under rules and regulations of the SEC.

(2)
The information reported is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 25, 2016. According to the Schedule 13G/A, the address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
The information reported is based solely on a Schedule 13G/A filed jointly with the SEC by DePrince, Race & Zollo, Inc. on February 16, 2016. According to the Schedule 13G/A, the address for DePrince, Race & Zollo, Inc. is 250 Park Avenue South, Suite 250, Winter Park, Florida 32789.

(4)
The information reported is based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 10, 2016. According the Schedule 13G/A, the address for the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
The information reported is based solely on a Schedule 13G/A filed jointly with the SEC by Heartland Advisors, Inc. on February 5, 2016. According to the Schedule 13G/A, the address for Heartland Advisors, Inc. is 789 North Water Street Milwaukee, Wisconsin 53202.

(6)
The information reported is based solely on a Schedule 13G filed with the SEC by Ariel Investments, LLC on February 12, 2016. According the Schedule 13G, the address for Ariel Investments, LLC is 200 E. Randolph Street, Suite 2900, Chicago, Illinois 60601.

(7)
The information reported is based solely on a Schedule 13G/A filed with the SEC by Bank of Montreal on February 13, 2015. According to the Schedule 13G/A, the address for Bank of Montreal is 1 First Canadian Place, Toronto, Ontario, Canada MSX 1A1. The total for Bank of Montreal includes 8,210 shares held in one or more employee benefit plans where BMO Harris Bank N.A., a subsidiary of Bank of Montreal, as directed trustee, may be viewed as having voting or dispositive authority in certain situations pursuant to SEC and Department of Labor regulations or interpretations. Pursuant to Rule 13d-4 under the Act, inclusion of such shares in this statement shall not be construed as an admission that the Reporting Person or its subsidiaries are, for purposes of Section 13(d) or 13(g) of the Act, the beneficial owners of such securities.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis
Our Compensation Committee is ultimately responsible for establishing the philosophy, methods, and objectives of executive compensation and for evaluating and reevaluating those parameters to ensure alignment with the goals of the company and stockholders. This compensation discussion and analysis will address executive compensation during 2015, however, the Compensation Committee has responded to feedback received from stockholders and from the stockholder advisory vote on our executive compensation program (the “Say-on-Pay Vote”) conducted at the annual meeting in May of 2015. In particular and in response to such feedback, the Compensation Committee conducted an extensive review of its executive compensation practices and adopted a new comprehensive executive compensation policy for 2016 that will be described in further detail below.
This compensation discussion and analysis summarizes and discusses our executive compensation programs and policies and the factors relevant to an analysis of these programs and policies. We provide an overall description of our executive compensation program and an analysis of the components of compensation provided to our named executive officers. This compensation discussion and analysis provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our principal executive officer, our principal financial officer, the three most highly compensated executive officers of our company other than our principal executive officer and principal financial officer, and any additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of our company at the end of the last completed fiscal year. We refer to these executive officers herein collectively as our named executive officers. This compensation discussion and analysis should be read together with the compensation tables and related disclosures set forth in this proxy statement.
2016 Compensation Updates and Response to Vote on Say-on-Pay Proposal
We held an advisory stockholder vote on the compensation of our named executive officers at our 2015 annual meeting of stockholders held on Thursday, May 14, 2015. Our stockholders did not approve by advisory vote our “Say-on-Pay” proposal, with approximately 77% of stockholders voting on such matter voting against the proposal. In an effort to better understand our investors’ perspective regarding our executive compensation program, we first ceased any incentive quarterly bonus payments to our named executive officers, and we engaged in stockholder outreach in 2015 and early 2016 to specifically discuss our compensation philosophy, programs and policies. The Compensation Committee directed our management and investor relations personnel to actively engage our stockholders to obtain feedback on the specific issue of executive compensation. This engagement included in-person meetings and conference calls with our key institutional stockholders. The feedback that we received from our key institutional stockholders noted our need for specific performance milestones and targets in our compensation programs, including our incentive cash and equity compensation programs, and a desire to see closer alignment of executive compensation with corporate performance.
The Compensation Committee also engaged Pearl Meyer, a prominent advisory firm, as an independent consultant to provide advice with respect to compensation decisions for our executive officers. Among other things, Pearl Meyer compiled a list of our peer group companies, with input from our management, based upon revenue, market capitalization, headcount and industry focus. The Compensation Committee reviewed and approved the final list of our peer group companies. Pearl Meyer gathered market data at the 25th, 50th and 75th percentiles. Where possible, Pearl Meyer blended survey market data with peer company data. The peer group companies used for our compensation assessment consisted of the following fifteen publicly-traded companies:

•	CEVA, Inc.	•	InterDigital, Inc.	•	RPX Corporation
•	Digimarc Corporation	•	Marathon Patent Group, Inc.	•	Tessera Technologies Inc.
•	Epiq Systems, Inc.	•	Pendrell Corporation	•	Theravance Inc.
•	Exponent Inc.	•	Rambus Inc.	•	VirnetX Holding Corp
•	Immersion Corporation	•	Rovi Corporation	•	Wi-Lan Inc.

The Compensation Committee assessed the independence of Pearl Meyer, taking into consideration the following factors: (a) the provision of other services to us by Pearl Meyer; (b) the amount of fees received from us by Pearl Meyer, as a percentage of the total revenue of Pearl Meyer; (c) the policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest; (d) any business or personal relationship of the compensation consultants with a member of the Compensation Committee; (e) any stock of our company owned by the compensation consultants; and (f) any business or personal relationship of the compensation consultants or Pearl Meyer with an executive officer of our company. The

Compensation Committee determined, based on its analysis of the above factors, that Pearl Meyer’s services have not created any conflict of interest, and the Compensation Committee was satisfied with the independence of Pearl Meyer. In addition, our Compensation Committee has the authority to direct, terminate or continue the services of Pearl Meyer.
Based on the feedback from stockholders and a review of current peer group practices in executive compensation, we then discussed the feedback with the Compensation Committee and the committee’s independent compensation consultant as the Compensation Committee prepared to make decisions about the 2016 compensation program. The Compensation Committee and the Board had extensive discussions with our management about the Say-on-Pay results and stockholder feedback relating to executive compensation sentiment. With a desire to align our executive compensation plan with the perspectives held by our stockholders, the Compensation Committee engaged in routine discussions with its independent compensation consultant outside the presence of our management. The Compensation Committee took key measures to address stockholder concerns, and create a compensation program with more specific quantitative measurements of the performance of our named executive officers that are closely aligned with the overall performance of our company. Following the rigorous review conducted by the Board, the Compensation Committee, our advisory firm, and company management, the Board followed the recommendations of the Compensation Committee and adopted a comprehensive new and objective executive compensation program focused on aligning executive compensation with company performance.
2016 Compensation Elements. Our compensation program for the 2016 fiscal year has five primary components, two of which are significantly changed from the corresponding element in 2015 to better align the compensation of our named executive officers with company performance:

•	Base Salary. Base salaries are evaluated against an independently determined peer group with a goal of normalizing towards the mean of the peer group.

•	Annual Incentive Compensation. This component contains the following sub elements:

◦	Target Award: The target award levels for each participant will be based upon a percentage of the participant’s base salary set by the Board.

◦	Performance Metrics: The performance metrics will be weighted as follows: 50% based on a set revenue goal and 50% based on a set operating income goal.

◦
Targeted Metric Payouts: 90% of target performance will result in a 50% award payment and 150% of target performance will result in a maximum 200% award payment. No bonus payments will be made for target performance below the 90% level. Award payments will be interpolated for actual performance between percentages set forth above.

◦	Payment Modifier: Any award payment may be adjusted at year end by up to 15% by the Compensation Committee in its discretion based on supplemental performance measures applicable to a participant.

◦
Payment Period: Award payments may be made on a quarterly basis, but we will holdback 25% of each participant’s quarterly award payment until year end to ensure the alignment of payments with annual goals.

•	Equity Compensation. This component contains the following sub elements:

◦	25% of the value of an equity award pool will consist of stock options with an exercise price equal to fair market value of our common stock on the date of grant.

◦	50% of the value of the equity award pool will consist of stock options granted with an exercise price that is at least 25% above the fair market value of our common stock on the date of grant.

◦
25% of the value of the equity award consists of performance shares that vest at the end of two years based on a two-year cash flow goal. At least 90% of target performance must be achieved before any shares vest. Achievement of 90% of target performance results in payout of 50% of target performance shares. Payout is capped at 200% of target performance shares if 150% of target performance is achieved.

•
Severance Benefits. We provide our executive officers with severance and change of control arrangements in order to mitigate some of the risk that exists for those executive officers. Our severance and change of control arrangements are intended to attract and retain qualified executives who have alternatives that may appear to them to be less risky absent these arrangements.

•
Employee Benefits and Perquisites. Our executive officers participate in employee benefits that are provided to all of our employees generally, including medical, dental, vision, life, and disability insurance, to the same extent made available to other employees, subject to applicable law.

Base Salary
In 2016, the metrics described below for 2015 will be used to assist with determining the base salaries of our named executive officers. In addition, any changes contemplated to base salaries will first be compared against our peer group data with the goal of normalizing any changes against the median of the corresponding peer group.
Annual Incentive Compensation
On February 23, 2016, the Board, upon the recommendation of the Compensation Committee, approved a new incentive award program for our executive officers, including our named executive officers. The new incentive award program replaces our previous cash award program described above and addresses our shareholders’ concerns that executive compensation be more closely aligned with company performance. In the new incentive award program each executive officer will have a target award set by the Board, which will be a percentage of the executive’s base salary. Performance will be measured by revenue and operating income goals, and equal weight is given to both performance metrics. The revenue and operating income metrics were selected as these are the financial measures used by management and the board for internal financial and operational decision making purposes and as a means to evaluate period-to-period performance and results of operations for our core business.  We also believe that these measures are closely aligned with the short term and long-term interests of shareholders, as well as overall shareholder value creation, and are sufficiently correlated with corporate goals and strategies.
If an executive meets 90% of the target performance, the resulting payout will be only a 50% bonus payment. If an executive performs below 90% of the target performance, that executive will forfeit any award payment. If an executive reaches as much as 150% of the targeted performance, the award payment will be capped at 200%. The Board and Compensation Committee believe that this payout method motivates our executive officers to reach 100% of the target performance goals at a minimum, and provides them with appropriate incentive to exceed those goals.
In addition to the performance metrics listed above, the Compensation Committee measures executive officers’ performance by supplemental measures which are applicable to each executive officer’s specific duties and role with the company. The Compensation Committee has adopted a payment modifier that will allow the Committee to adjust an award payment up to 15% based on these specific supplemental performance measures.
The Compensation Committee has determined that award payments should continue to be paid on a quarterly basis with the additional caveat that 25% of each executive officer’s quarterly award payment will be restricted until the end of the fiscal year to ensure that quarterly award payments align with annual goals.
The chart below shows the percentage of base salary for target award level payout for 2016 performance for our Interim Chief Executive Officer and our other named executive officers:

Name	Percentage of Base Salary
Marvin Key	65%
Clayton Haynes	55%
Edward Treska	55%

Equity Compensation
In addition, our Board of Directors, upon the recommendation of the Compensation Committee, approved a new equity compensation program for our executive officers, including the named executive officers. The new equity compensation program replaces the company’s practice of granting time-based restricted shares and ensures that equity compensation is directly tied to company performance. For each executive officer 50% of the value of their equity award consists of performance based stock options that are granted at an exercise price that is at least 25% above the fair market value of our Company’s common stock on the day the options are granted. This will ensure that our executive officers have sufficient incentive to improve our Company’s performance quarterly and annually in order to achieve a significant increase in the value of our common stock. If there is no significant increase in value of our common stock following an annual grant during an executive officer’s employment or during the life of the option, the executive officer will not benefit from as much as 50% of their corresponding annual equity grant.
A portion of the value of each executive officer’s equity award equal to 25% will be comprised of performance shares that vest at the conclusion of a two-year period based on a two-year cash flow goal. If 90% of the target performance is met, then only 50% of this portion of the equity award will vest. Performance share payout is capped at 200% when 150% of target performance is achieved.
The Board of Directors believes that each executive officer should be eligible to receive a base equity award based on each executive’s role in the company. Therefore, each executive officer will receive 25% of their equity award in stock options with an exercise price that is equal to fair market value of our company’s common stock on the day the options are granted.
The chart below shows the number of options and performance shares underlying the March 2016 equity awards to our interim Chief Executive Officer and other named executive officers:

Name	Number of Fair Market Priced Options	Number of Premium Priced Options	Threshold/Target/Maximum Number of Performance Shares
Marvin Key	84,578	198,527	18,109 / 36,218 / 72,436
Clayton Haynes	79,338	187,938	16,987 / 33,974 / 67,948
Edward Treska	79,338	187,938	16,987 / 33,974 / 67,948
No changes were made to the annual base salaries of the named executive officers.
Executive Officer Stock Ownership Guidelines
To further align the interests of our management and stockholders, in February 2016 our board of directors, upon the recommendation of our Compensation Committee, adopted stock ownership guidelines for our executive officers. Under the guidelines, our Chief Executive Officer is required to hold a number of shares of our common stock having a value equal to five times (5x) his annual base salary and our other executive officers are required to hold a number of shares of our common stock having a value equal to two times (2x) their annual base salary.  Our current executive officers have five years from the adoption of these guidelines, and new executive officers have five years from the date of their appointment, to reach the required common stock ownership levels, and our executive officers must hold fifty percent (50%) of the net shares until these guidelines have been met.  For purposes of these stock ownership guidelines, “ownership” of our common stock shall include: (i) shares acquired pursuant to open-market purchases; (ii) shares acquired upon the exercise of stock options; (iii) shares obtained upon the settlement of restricted stock or restricted stock units; and (iv) “in-the-money” vested stock options.
2015 Compensation Discussion & Analysis
For the 2015 fiscal year, our named executive officers were as follows:

•	Marvin Key, our Interim Chief Executive Officer.

•	Matthew Vella, our former Chief Executive Officer and President.

•	Clayton J. Haynes, our Chief Financial Officer, Senior Vice President of Finance and Treasurer.

•	Robert L. Harris, II, our former Executive Chairman.

•	Edward J. Treska, our Senior Vice President, General Counsel and Secretary.

Compensation Philosophy and Objectives
Company Overview and Performance: Our operating subsidiaries partner with inventors and patent owners, applying our legal and technology expertise to patent assets to unlock the financial value in their patented inventions. We are an intermediary in the patent marketplace, bridging the gap between invention and application, facilitating efficiency and delivering monetary rewards to patent owners. We are a leader in licensing and enforcing patented technologies and have established a proven track record of licensing success with over 1,490 license agreements executed to date, across 185 patent portfolio licensing and enforcement programs. To date, we have generated gross licensing revenue of approximately $1.2 billion, and have returned more than $703 million to our patent partners. As such, the objective of the compensation programs and policies for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and attract and retain executives with the knowledge and skills necessary to achieve our business objectives. Our compensation program is also designed to reinforce a sense of ownership and to link compensation to our company’s performance and the performance of our named executive officers.
In 2015 our company faced significant challenges and underwent important changes. As a result our company has focused on the important objectives of increasing quarterly revenue, streamlining our licensing program to reduce the cost of litigation, and continuing to add viable assets to our existing patent portfolios. Our company was able to maintain overall annual revenue for 2015 on par with that of 2014 despite the many challenges faced by patent licensing entities that required us to dynamically adapt our business model to remain competitive.
Overview and Objectives of Our Executive Compensation Programs. Our compensation policies for executive officers seek to align our executive officer’s interests and motivations with those of our stockholders by rewarding both short and long-term objectives. The Compensation Committee believes that compensation of executive officers should be linked to objectives that can be expected to increase stockholder value. Overall compensation of our executive officers should provide a competitive level of total compensation that enables us to attract, retain and incentivize highly qualified executive officers with the background and experience necessary to lead the company and achieve its business goals. For our business, we rely on qualified, highly skilled and talented executives who have experience in the legal, intellectual property licensing and enforcement, and other technology-related industries needed to execute our business model and achieve our business objectives.  Thus, our compensation program is patterned in a manner similar to companies in these industries in order to attract and retain talented executives who may have other opportunities in these industry areas.
Compensation Elements. Our compensation program for the 2015 fiscal year had five primary elements, each of which is designed to fulfill one or more of the principles and objectives described herein:

•
Base Salary. The base salaries of our executive officers are set to market-based levels commensurate with each executive’s experience and level of responsibility. The Compensation Committee reviews the base salaries of our executive officers annually in accordance with the factors described in more detail below. In 2015, base salaries for each of our executive officers were left unchanged due to the challenges facing our company and our desire to control expenses.

•
Incentive compensation. Our Executive officers are eligible to receive cash and/or stock incentive compensation awards that are evaluated and paid quarterly based on company and individual performance. Awards are determined based on quarterly goals for the company determined at the outset of each quarter, as well as individual and departmental achievements.

•
Equity Compensation. A significant portion of overall executive compensation is intended as equity compensation in order to align executive compensation with long term performance of the company and stockholder value. Equity awards are typically granted annually and historically have been in the form of restricted stock awards. Going forward and in response to stockholder feedback to better align executive pay with company performance, we will issue equity compensation in the form of stock options, including stock options having a premium-priced exercise value.

•
Severance Benefits. We provide our executive officers with severance and change of control arrangements in order to mitigate some of the risk that exists for those executive officers. Our severance and change of control arrangements are intended to attract and retain qualified executives who have alternatives that may appear to them to be less risky absent these arrangements.

•
Employee Benefits and Perquisites. Our executive officers participate in employee benefits that are provided to all of our employees generally, including medical, dental, vision, life, and disability insurance, to the same extent made available to other employees, subject to applicable law.

Determining the Amounts of Each Element of Our Compensation Program. In determining the total amount and mixture of the compensation for each of the named executive officers in 2015, our Compensation Committee and, where applicable, our Chief Executive Officer reviewed each named executive officer’s performance and considered the overall value to us of each named executive officer in light of numerous factors, including but not limited to the following:

•	our financial goals for the relevant period along with targeted metrics for business development activities;

•	our competitive position relative to those companies/ entities frequently encountered during business development activities or which are seeking licenses in similar technology disciplines;

•	our current financial performance taking into account past performance history and expectations for future performance;

•	individual performance goals and results, including past and expected contribution to our corporate goals; and

•	our long-term needs and operational goals, including attracting and retaining key management personnel.

Our Compensation Committee and, where applicable, our Chief Executive Officer reviewed the performance of each named executive officer on both an annual and quarterly basis, in light of the above factors and determined whether the named executive officer should receive any increase in base salary or would receive a cash bonus or equity award based on such evaluation and achievement of the relevant financial and business development metrics. The Compensation Committee and, where applicable, the Chief Executive Officer relied on these quantitative, qualitative and goal-oriented evaluations to determine the appropriate levels of compensation for our named executive officers. For 2015, as in past years, we relied most heavily on our quarterly revenues and cash flow, as compared with those of 2014, to determine compensation. We did not determine compensation based strictly on surveys of other companies’ compensation programs nor did we rely on any one particular formula.
Role of Compensation Committee and Management. The Compensation Committee has the responsibility for reviewing, approving and determining the compensation of the named executive officers. Annually, the Compensation Committee evaluates the performance of our Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of our compensation program. The Chief Executive Officer is not present during voting or deliberations on his compensation. The Chief Executive Officer assists the Compensation Committee in reaching compensation decisions with respect to the named executive officers other than the Chief Executive Officer. The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the Chief Executive Officer. If the Compensation Committee considers it appropriate, it may increase the other named executive officers’ base salary or provide for additional stock awards.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, imposes a $1.0 million limit on the amount that a public company may deduct for total compensation paid (including salaries, bonus and equity-based awards) to its chief executive officer or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation, which is compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the stockholders. Prior to 2010, the total compensation earned by our executive officers was always less than $1.0 million and, consequently, the limitations imposed by Section 162(m) were not a factor. Although, certain of our named executive officers earned total compensation in excess of $1.0 million in 2015, the Compensation Committee did not modify the basic method of determining executive compensation. Generally, while we seek to maximize the deduction for compensation paid to our named executive officers, because we compensate our named executive officers in a manner designed to promote our varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. Consequently, we may not be able to deduct for federal income tax purposes certain compensation earned by our named executive officers in 2015 in excess of $1.0 million each.

Base Salary
We pay base salaries to reward our named executive officers for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their compensation. The base salaries of all of our named executive officers are approved by the Compensation Committee, and are competitive with other companies in our industry. The primary quantitative factors considered by the Compensation Committee in establishing or adjusting base salaries are:

•	individual performance goals, overall company performance and the extent to which achievement of those goals impacted company performance;

•	company performance is measured by revenue on a quarterly basis as compared with the prior year, as well as any improvement in gross margin on a quarterly basis as compared with the prior year;

•	individual performance is measured in part by company performance and the percentage by which quarterly revenues increased or decreased as compared with the prior year;

•	executive compensation levels at peer group companies and other similar companies.

The primary qualitative factors considered by the Compensation Committee in establishing or adjusting base salaries are:

•	experience, position criticality and overall responsibility of the named executive officer including specific subject matter and personnel;

•	review of the executive’s compensation relative to others for establishing internal equity among positions; and

•	changes in the named executive officer’s duties and responsibilities.

In making salary decisions for 2015, the Compensation Committee exercised its discretion and judgment based on the above factors. For the qualitative factors, no one specific formula was applied to determine the weight of each of the factors in determining base salary. Rather, the Compensation Committee used the qualitative factors along with the quantitative factors to provide an evaluation of each named executive officer’s performance taking into account the executive’s current salary compensation and using this evaluation to determine whether any adjustment in base salary is warranted. During 2015, the Compensation Committee felt it was in the best interest of our company and its stockholders to leave the base salaries of the named executive officers unchanged and defer any raise or adjustment until future evaluation periods. Our Board of Directors appointed Mr. Key as our Interim Chief Executive Officer on December 21, 2015 and our Compensation Committee did not adjust his base salary on the effective date of his appointment.

At the end of fiscal year 2015, the base salaries of our named executive officers were:

Name of Executive	Position	Base Salary
Marvin Key (1)	Interim Chief Executive Officer	$391,317
Matthew Vella (2)	Chief Executive Officer and President	$562,826
Clayton J. Haynes	Chief Financial Officer, Senior Vice President of Finance and Treasurer	$393,978
Robert L. Harris, II (3)	Executive Chairman	$562,826
Edward J. Treska	Senior Vice President, General Counsel and Secretary	$387,681
(1)    The Board of Directors appointed Mr. Key as our Interim Chief Executive Officer effective December 21, 2015.
(2)    Mr. Vella resigned as our Chief Executive Officer and President effective December 21, 2015.
(3)    Mr. Harris resigned as our Executive Chairman effective February 29, 2016.

Annual Incentive Compensation

The employment agreements with each of our named executive officers were structured to provide for annual incentive compensation based on the quantitative and qualitative factors listed above, as well as other individual or company performance factors the Compensation Committee and, if applicable, the Chief Executive Officer elected to consider. In February 2013, the Board of Directors, upon the recommendation of the Compensation Committee, approved changes to the annual incentive compensation arrangements for our named executive officers such that our named executive officers were entitled to receive quarterly cash awards based upon an evaluation by the Compensation Committee and, if applicable, the Chief Executive Officer of the quantitative and qualitative factors and other applicable factors following each completed fiscal quarter. In May 2014, in connection with its evaluation of the quarterly incentive compensation program, the Compensation Committee approved changes to the compensation arrangements such that the Compensation Committee may make quarterly compensation awards in cash, equity awards under our equity compensation plans or a combination of cash and equity awards. The incentive compensation awards for 2015 were based upon an evaluation by the Compensation Committee and, if applicable, the Chief Executive Officer of the quantitative and qualitative factors, as well as other applicable factors following each completed fiscal quarter. The amount of the quarterly incentive award was ultimately calculated as a percentage, determined by the Compensation Committee as a function of the level of achievement for the factors referenced above, and as determined at the beginning of each quarter, of each named executive officer’s base salary. As with base salary adjustments, the Compensation Committee and where applicable, the Chief Executive Officer, based their determination on quantitative and qualitative evaluations of our named executive officers’ performance during the completed quarter. Among the factors that the Compensation Committee and, where applicable, the Chief Executive Officer considered in determining the amount of quarterly compensation awards, if any, for each named executive officer in 2015 were revenue and performance of the company in the prior quarter, the particular licensing programs that produced revenue for us during the applicable quarter, the advancement and achievement of milestones for such licensing programs and the correlation of such milestones with the success of these programs, the number and complexity of patent portfolios acquired by us during the applicable quarter, our twelve-month trailing revenue stream as of the end of the applicable quarter, the scope of the responsibilities of each named executive officer, special projects assigned or accomplishments achieved during the applicable quarter, management experience and employment history, and long-term potential to add value to our company and our stockholders. While there was not one specific formula required for making this determination, the Compensation Committee and the Chief Executive Officer assigned relative weights to the above listed factors depending upon the specific circumstances for the quarterly incentive period.
In each of April 2015, July 2015, November 2015 and March 2016, the Compensation Committee reviewed our overall corporate performance and the individual performance of our named executive officers for the first, second, third and fourth quarters of 2015, respectively, to determine the amount, if any, of the quarterly awards payable to our named executive officers for the applicable completed quarter. Mr. Vella assisted in such assessments with respect to our named executive officers other than himself for each quarter in 2015 other than the fourth quarter. Mr. Key assisted in such assessments with respect to our named executive officers other than himself for the fourth quarter. In accordance with the quantitative and qualitative analysis described above, the Compensation Committee, and, where applicable, Mr. Vella or Mr. Key, assessed our financial performance and the growth of the patent licensing and enforcement businesses conducted by our operating subsidiaries during each quarterly period in 2015. The Compensation Committee also accounted for the many changes in the industry, including legislation and case law changes, which have required our named executive officers to continually adapt our company’s business model in order to maintain competitive quarterly revenues. The Compensation Committee considered that our total revenues for the 2015 fiscal year were flat when compared to the prior year despite navigating the challenges faced by patent licensing entities and the increasing complexity and experience required to mount an effective patent licensing program. The Compensation Committee also noted that the company significantly enhanced an important technology sharing arrangement with an important customer and that we obtained control, primarily through partnering arrangements, of three new patent portfolios with applications over a wide range of technology areas during the fiscal year.

The Compensation Committee recognized that while external headwinds were facing the company, shareholder value was nevertheless decreasing which had a significant impact on the Committee's discretion. Following its evaluation, and upon the recommendation of Mr. Vella or Mr. Key, where applicable, the Compensation Committee suspended any cash incentive payments to Mr. Vella and Mr. Harris after the first quarter of 2015, and suspended any such payments to Mr. Haynes and Mr. Treska after the second quarter of 2015. The following incentive cash awards for our named executive officers were made for each quarter during 2015 fiscal year:

	Fiscal Year 2015
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
Named Executive Officer	$	%(1)	$	%(1)	$	%(1)	$	%(1)
Marvin Key	$—	—%	$—	—%	$—	—%	$—	—%
Matthew Vella	$84,424	15%	$—	—%	$—	—%	$—	—%
Clayton J. Haynes	$29,548	7%	$49,247	12%	$—	—%	$—	—%
Robert L. Harris, II	$84,424	15%	$—	—%	$—	—%	$—	—%
Edward J. Treska	$19,895	5%	$109,167	28%	$—	—%	$—	—%
____________________
(1)    Reflects percentage of Named Executive Officer's base salary.

In addition to the above described bonuses, all of our employees, including each of our named executive officers, received a year-end bonus equal to one week’s salary. Thus, Messrs. Key, Vella, Haynes, Harris and Treska each received an additional non-discretionary bonus of $7,525, $10,824, $7,577, $10,824 and $7,455, respectively, at the end of fiscal year 2015.
Equity Compensation
We have historically granted time-based equity awards to our named executive officers in amounts based on the factors evaluated for determining overall compensation outlined above. These time-based equity awards vest over a three-year period based on the award recipient’s continued service to us. The Compensation Committee believes that the grant of equity awards is essential to aligning the interests of our named executive officers with the interests of our stockholders in enhancing the value of our company. Additionally, the use of time-based vesting schedules in our equity awards helps us to retain our named executive officers.
To align compensation with long term performance, our equity compensation plan allows for the grant of stock options and restricted stock awards to our named executive officers and other employees. Each named executive officer is eligible to be considered for an annual equity award. All grants in 2015 were time-based grants, and the Committee believes that this is appropriate given its retention value and the uncertain makeup of the patent licensing business. The 2015 annual equity awards were given in the first quarter, and reflected the performance of our named executive officers for the 2014 fiscal year.
Looking forward for 2016 and beyond, the Compensation Committee has revised its executive compensation plan to rely exclusively on stock options and primarily performance-based stock options that are priced at a premium to the market price for the our common stock.
Decisions regarding the size of annual equity awards for the Chief Executive Officer are made by the Compensation Committee, after careful consideration of the quantitative and qualitative factors evaluated and applied for determining levels of incentive compensation coupled with at least the following factors(i) our company’s prior annual performance and the Chief Executive Officer’s individual performance; (ii) expectations and corporate growth goals set for the ensuing year; and (iii)executive retention considerations for the ensuing year.
Decisions regarding the size of equity awards for the other named executive officers are made by the Compensation Committee after careful consideration of the quantitative and qualitative factors evaluated and applied for determining levels of incentive compensation coupled with at least the following factors:

•	recommendations of the Chief Executive Officer;

•	our company’s prior annual performance and the individual performance of each other named executive officer;

•	expectations and corporate growth goals set for the ensuing year;

•	executive retention considerations for the ensuing year;

•	internal equity; and

•	executive potential.

As with its determination of the incentive cash awards described above, the Compensation Committee evaluated our financial performance and the growth of the patent licensing and enforcement businesses conducted by our operating subsidiaries during the 2015 fiscal year. Upon the recommendation of Mr. Vella, where applicable, the Compensation Committee approved the following equity grants for our named executive officers during the 2015 fiscal year: 60,000 restricted stock awards for each of Messrs. Harris and Vella, 36,000 restricted stock awards for each of Messrs. Haynes and Treska and 30,000 restricted stock awards for Mr. Key.

Employee Benefits and Perquisites

The named executive officers participate in our employee benefits programs that are provided to all of our employees, including medical, dental, vision, life, and disability insurance, to the same extent made available to other employees, subject to applicable law. There are no additional benefits or perquisites applicable exclusively to any of the named executive officers.
Severance and Change of Control Payments
We provide our named executive officers with severance and change of control arrangements in order to mitigate some of the risk that exists for the named executive officers. These arrangements are intended to attract and retain qualified executives who have alternatives that may appear to them to be less risky absent these arrangements, and mitigate a potential disincentive for the named executive officers to pursue and execute an acquisition of our company, particularly where the services of these named executive officers may not be required by a potential acquirer.
Employment Agreements
We have entered into employment agreements with each of our named executive officers. We restated the employment agreements with Messrs. Harris, Vella, Haynes, and Treska in September 2015. All employment agreements with our named executive officers may be terminated by either party for any reason upon thirty-days advance notice. Upon termination without cause, the named executive officer will be eligible for payment pursuant to our then effective severance plan, if any. The current severance plan is described below under the heading “Potential Payments Upon Termination or Change in Control.” In addition, the named executive officer is eligible for an annual incentive award equal to a percentage of his or her base salary, payable at the discretion of the Compensation Committee. The award is based upon personal performance, overall company performance and other factors as detailed above that the Compensation Committee and, if applicable, the Chief Executive Officer consider. Our employment agreements and severance and change of control arrangements do not provide for the payment of any excise tax gross-up amounts.
We do not have any agreement or arrangement with any named executive officer relating to a change in control of our company other than any provisions for the accelerated vesting of stock awards in their respective stock award agreements and the executive severance policy described below, which we refer to herein as the Executive Severance Policy. The agreements and arrangements are described in greater detail under the section “Potential Payments Upon Termination or Change in Control” below.
Potential Payments Upon Termination or Change in Control
Messrs. Haynes and Treska’s restated employment agreements clarify that they shall each be eligible to receive an eighteen month severance payment, as well as certain benefits, upon termination of such officer’s employment without cause or for good reason. In addition, under our Executive Severance Policy, as amended, full-time employees with the title of Senior Vice President and higher, which we refer to herein as the Officers, are entitled to receive certain benefits upon termination of employment and upon the signing of a full and general release of the company. If we terminate the employment of an employee with the title of Senior Vice President and higher, for other than cause or other than on account of death or disability, we will (i) promptly pay to the employee a lump sum amount equal to the aggregate of (a) accrued obligations (i.e., the Officer’s annual base salary through the date of termination to the extent not theretofore paid and any compensation previously deferred by the Officer (together with any accrued interest or earnings thereon) and any accrued vacation pay, and reimbursable expenses, in each case to the extent not theretofore paid) and (b) three months of the Officer’s base salary for each full year that the Officer was employed by us, which we refer to herein as the Severance Period, up to a maximum of twelve months of the Officer’s base salary and (ii) provide to the Officer, COBRA coverage, paid by us, for the medical and dental benefits selected by the Officer in the year in which the termination occurs, for the duration of the Severance Period.
If we had terminated Messrs. Haynes or Treska without cause on December 31, 2015, each of them would have received a lump sum payment equal to 18 months of their respective base salaries, in addition to the accrued obligations and

COBRA coverage described above. The respective base salaries would have been $393,978 for Mr. Haynes and $387,681 for Mr. Treska. If we had terminated Mr. Key without cause on December 31, 2015, Mr. Key would have received a lump sum payment equal to 12 months of his respective base salary, or the amount of $391,317, in addition to the accrued obligations and COBRA coverage described above. There is no acceleration of the vesting of any outstanding equity awards upon termination of employment that would be triggered by any agreement or in accordance with any of the restated employment agreements or the Executive Severance Policy. The named executive officers do not receive severance or other payments in any other circumstances, including death or disability. Upon termination of his employment with us, Mr. Vella signed an 18 month fixed fee consulting agreement having a monthly payment equal to $46,667. Mr. Vella did not receive any severance payments or other benefits in connection with the termination of his employment with us.
Upon a “change in control” or “hostile takeover” (each as defined in our 2002 Acacia Technologies Stock Incentive Plan, 2007 Acacia Technologies Stock Incentive Plan and 2013 Acacia Research Corporation Stock Incentive Plan), all outstanding unvested equity awards will fully vest on the close of the “change in control” or “hostile takeover.” If the closing of a “change in control” had occurred as of December 31, 2015, the following equity awards would have vested with respect to each named executive officer:

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares	Value($)	Number of Shares	Value($)	Total Value($)
Marvin Key	—	—	40,833	$175,174	$175,174
Clayton J. Haynes	—	—	37,000	$158,730	$158,730
Robert L. Harris, II	—	—	63,334	$271,703	$271,703
Edward J. Treska	—	—	37,000	$158,730	$158,730
The determination of the value of the restricted stock that vested on this hypothetical “change in control” is determined by multiplying the shares that vested against the closing sales price of our common stock on the last trading day prior to December 31, 2015. The fair market value of a share of our common stock is assumed to be $4.29 which was the closing price of the stock on December 31, 2015, the last trading day in 2015. We are not required to make any other payments in connection with a “change in control” of our company.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee of the Board currently consists of Messrs. de Boom, Frykman and Graziadio. During fiscal year 2015, no member of our Compensation Committee was an officer or employee, or a former employee, of our company. During fiscal year 2015, none of our executive officers (i) served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee of another entity, one of whose executive officers served as a director of ours.
Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by:    Fred A. de Boom
Edward W. Frykman
G. Louis Graziadio, III

Summary Compensation
The following table sets forth information concerning all cash and non-cash compensation earned for services rendered in all capacities to us during the last fiscal year for our named executive officers.
SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($)	Discretionary Bonus ($)	Non - Discretionary Bonus ($)(5)	Stock Awards ($)(1)	Option Awards ($)	Non- Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Comp-ensation Earnings ($)	All Other Comp- ensation ($)(4)	Total ($)

Marvin Key(3)	2015	391,317	—	7,525	388,800	—	—	—	—	787,642
Interim Chief Executive Officer	2014	388,117	—	7,525	369,630	—	—	—	—	765,272
	2013	375,687	28,745	7,371	345,240	—	—	—	—	757,043

Matthew Vella(2)	2015	562,826	84,424	10,824	777,600	—	—	—	54,118	1,489,792
Former Chief Executive Officer and President	2014	558,223	334,740	10,824	876,403	—	—	—	—	1,780,190
	2013	493,959	154,547	10,600	986,400	—	—	—	—	1,645,506

Clayton J. Haynes	2015	393,978	78,795	7,577	466,560	—	—	—	—	946,910
Chief Financial Officer, Sr., Vice President	2014	390,756	253,653	7,577	462,000	—	—	—	—	1,113,986
of Finance and Treasurer	2013	378,242	189,836	7,421	443,880	—	—	—	—	1,019,379

Robert L. Harris, II	2015	562,826	84,424	10,824	777,600	—	—	—	—	1,435,674
Executive Chairman	2014	558,223	334,740	10,824	876,403	—	—	—	—	1,780,190
	2013	540,346	178,173	10,600	986,400	—	—	—	—	1,715,519

Edward J. Treska	2015	387,681	129,062	7,455	466,560	—	—	—	—	990,758
Sr. Vice President, General Counsel and Secretary	2014	384,510	261,326	7,455	462,000	—	—	—	—	1,115,291
	2013	364,041	231,226	7,302	443,880	—	—	—	—	1,046,449

____________________

(1)
Stock awards consist only of restricted stock awards. Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value related to restricted stock awards granted to the named executive officers during the years indicated, as determined pursuant to ASC Topic 718, “Compensation - Stock Compensation.” The method used to calculate the aggregate grant date fair value of restricted stock awards is set forth under Notes 2 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)	Matthew Vella resigned as our Chief Executive Officer and President effective December 21, 2015.

(3)	Our board of directors appointed Marvin Key as our Interim Chief Executive Officer effective December 21, 2015.

(4)	$54,118 in accrued vacation paid upon resignation.

(5)	Represents a non-discretionary year-end bonus equal to one week’s salary.

Executive Officers

The table below provides information concerning our executive officers as of the date of this Proxy Statement.

Name	Age	Positions with the Company
Marvin Key	55	Interim Chief Executive Officer
Clayton J. Haynes	46	Chief Financial Officer, Treasurer and Senior Vice President, Finance
Edward J. Treska	50	Senior Vice President, General Counsel and Secretary
The following is biographical information and a brief description of the capacities in which each of the executive officers has served during the past five years.
Marvin Key joined Acacia Research Corporation in 2005 as Senior Vice President. He was appointed Chief Executive Officer of Acacia Research Group LLC in January 2013. In December 2015 Mr. Key was appointed to serve as our Interim Chief Executive Officer. Mr. Key has responsibility for overseeing all facets of our patent licensing and enforcement business including business development, engineering, licensing and finance. Mr. Key, with over 20 years of Wall Street experience, has a finance background and extensive experience in capital markets.
Clayton J. Haynes joined Acacia Research Corporation in April 2001 as Treasurer and Senior Vice President, Finance. In November 2001, Mr. Haynes was appointed our Chief Financial Officer. From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice. Mr. Haynes received a B.A. degree from the University of California at Los Angeles and is a Certified Public Accountant (Inactive).
Edward J. Treska joined Acacia Research Corporation in April 2004 as Vice President. He was appointed Secretary in March 2007, General Counsel in March 2010 and Senior Vice President in October 2011. Mr. Treska was previously General Counsel, Director of Patents and Licensing for SRS Labs, Inc., a technology licensing company specializing in audio enhancement, between 1996 and 2004. Prior to joining SRS Labs, Mr. Treska practiced law at the intellectual property law firm of Knobbe, Martens, Olson & Bear and prior to law school was a design engineer with the former TRW Space & Technology Group. Mr. Treska is a registered patent attorney who received a B.S. degree in Electrical Engineering from Colorado State University and a J.D. degree from the University of San Diego School of Law.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Marvin Key(3)	2/10/2015	—	—	—	—	—	—	30,000	—	—	388,800

Matthew Vella(4)	2/10/2015	—	—	—	—	—	—	60,000	—	—	777,600

Clayton J. Haynes	2/10/2015	—	—	—	—	—	—	36,000	—	—	466,560

Robert L. Harris, II	2/10/2015	—	—	—	—	—	—	60,000	—	—	777,600

Edward J. Treska	2/10/2015	—	—	—	—	—	—	36,000	—	—	466,560
____________________

(1)
Only restricted stock awards were granted to employees in 2015. This amount reflects grants of shares of restricted stock under our 2013 Acacia Research Corporation Stock Incentive Plan, or the 2013 Plan. One-sixth of the shares vest every six months for a three-year period.

(2)
The fair value of restricted stock awards is determined by the product obtained by multiplying the number of shares granted by the grant date market price of the underlying common stock. Regardless of the value placed on restricted stock awards on the grant date, the actual value of the award will depend on the market value of our common stock on such date in the future when the restricted stock award vests.

(3)	Our board of directors appointed Marvin Key as our Interim Chief Executive Officer effective December 21, 2015.

(4)	Matthew Vella resigned as our Chief Executive Officer and President effective December 21, 2015.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information, with respect to the named executive officers, concerning the outstanding equity awards of our common stock at the end of fiscal year 2015.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira-tion on Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Date
Name	Exercisable(1)	Unexercisable								Grant	Fully Vested(1)
Marvin Key(3)	—	—	—	—	—	25,000	107,250	—	—	2/10/2015	5/20/2018
	—	—	—	—	—	13,500	57,915	—	—	2/10/2014	5/20/2017
	—	—	—	—	—	2,333	10,009	—	—	6/12/2013	5/20/2016
Matthew Vella(4)	—	—	—	—	—	—	—	—	—	2/10/2015	11/20/2017
	—	—	—	—	—	—	—	—	—	2/25/2014	11/20/2016
	—	—	—	—	—	—	—	—	—	6/12/2013	5/20/2016
Clayton J. Haynes	—	—	—	—	—	24,000	102,960	—	—	2/10/2015	11/20/2017
	—	—	—	—	—	10,000	42,900	—	—	2/25/2014	11/20/2016
	—	—	—	—	—	3,000	12,870	—	—	6/12/2013	5/20/2016
Robert L. Harris, II	—	—	—	—	—	40,000	171,600	—	—	2/10/2015	11/20/2017
	—	—	—	—	—	16,667	71,501	—	—	2/25/2014	11/20/2016
	—	—	—	—	—	6,667	28,601	—	—	6/12/2013	5/20/2016
Edward J. Treska	—	—	—	—	—	24,000	102,960	—	—	2/10/2015	11/20/2017
	—	—	—	—	—	10,000	42,900	—	—	2/25/2014	11/20/2016
	—	—	—	—	—	3,000	12,870	—	—	6/12/2013	5/20/2016
____________________

(1)	Fully vested date assuming continued employment through the final vest date.

(2)
The fair market value of a share of our common stock is assumed to be $4.29, which was the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2015, the last trading day of 2015.

(3)	Our board of directors appointed Marvin Key as our Interim Chief Executive Officer effective December 21, 2015.

(4)	Matthew Vella resigned as our Chief Executive Officer and President effective December 21, 2015.

2015 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Marvin Key(1)	120,000	—	$572,750	21,584	$221,347
Matthew Vella (2)	—		—	50,001	$390,760
Clayton J. Haynes	—		—	28,001	$218,825
Robert L. Harris, II	—		—	50,001	$390,760
Edward J. Treska	—		—	28,001	$218,825
(1)    Our board of directors appointed Marvin Key as our Interim Chief Executive Officer effective December 21, 2015.
(2)    Matthew Vella resigned as our Chief Executive Officer and President effective December 21, 2015.

Certain Relationships and Related Transactions
We do not have a formal policy for review, approval or ratification of related party transactions required to be reported in this Proxy Statement. However, we have adopted a corporate Code of Conduct which applies to all of our employees, officers, and directors and a Board of Directors Code of Conduct which applies only to our directors. Each Code of Conduct provides obligations and prohibitions on any related party transactions which cause our employees, officers or directors to face a choice between what is in their personal interest and what is in our interest. The corporate Code of Conduct requires conflicts of interest which result from investments in companies doing business with us or in one of our competitors to be disclosed to our General Counsel and approved by our Board. The corporate Code of Conduct requires employees, officers, and directors that are conducting our business with family members to disclose such transactions to our General Counsel. Such transactions are generally prohibited unless approved by the Board. The Board of Directors Code of Conduct provides further obligations for director conflicts of interest. The Board of Directors Code of Conduct requires directors to disclose material conflicts of interest to our General Counsel. Our General Counsel must notify the Board, and the disinterested Board members must determine whether the situation represents a material conflict of interest. If the Board determines there is a material conflict of interest, the Board must determine the appropriate manner to address the conflict and may prohibit the interested director from approving the transaction, have the transaction approved by our Audit Committee, or have the transaction approved by another disinterested body of the Board.
We review the questionnaires completed by our directors and executive officers annually. If any related party transactions are reported, management reviews the transactions and consults with the Board. Since January 1, 2012, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.
Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director or officer against expenses (including attorneys’ fees), damages, judgments, fines, penalties and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as our director or officer (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, or which we are prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. We believe that, based on the written representations of our directors and officers, and the copies of reports filed with the SEC during the fiscal year ended December 31, 2015, our directors, officers and holders of more than 10% of our common stock complied with the requirements of Section 16(a).
Form 10-K
On March 15, 2016, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ending December 31, 2015. A copy of our Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.
Householding
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at (949) 480-8300 or write to him at Acacia Research Corporation, 520 Newport Center Drive, Newport Beach, California 92660.
If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Upon your written or oral request, we will promptly deliver you a separate copy of this Notice of Annual Meeting and Proxy Statement and accompanying documents.
If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.
Stockholder Proposals for the 2017 Annual Meeting
Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our Proxy Statement with respect to the 2017 Annual Meeting should arrange for such proposal to be delivered to us at our principal place of business (520 Newport Center Drive, Newport Beach, California 92660) no later than December 11, 2016, in order to be considered for inclusion in our Proxy Statement relating to such annual meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by Rule 14a-8 of the Exchange Act, the rules and regulations of the SEC and other laws and regulations to which interested persons should refer.
In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our Proxy Statement) to be considered “timely” within the meaning of Rule 14a-4 under the Exchange Act, and pursuant to our Amended and Restated Bylaws, notice of any such stockholder proposals must be delivered to our Secretary in writing at our principal place of business not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2016 Annual Meeting, after which a proposal is untimely. In the event that the date of the 2017 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2017 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2017 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting is first made by us. A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of our common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

April 28, 2016                        By Order of the Board of Directors,

    Edward J. Treska
    Secretary

ACACIA RESEARCH CORPORATION

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 p.m., Pacific Time, June 9, 2016.

Vote by Internet

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Annual Meeting Proxy Card

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A Proposals – The Board of Directors recommends a vote FOR the nominee listed below and FOR Proposals 2, 3 and 4.

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NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees, and guarantors should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if marked in the United States.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Proxy — ACACIA RESEARCH CORPORATION

Annual Meeting of Stockholders June 9, 2016

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and appoints Marvin E. Key and Edward J. Treska and each of them, the Proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock held of record by the undersigned on April 12, 2016 either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Acacia Research Corporation (the "Company") to be held June 9, 2016, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED **FOR** THE ELECTION OF THE DIRECTOR NOMINEE AND **FOR** PROPOSALS 2, 3 AND 4.

(See reverse side)

ANNEX A
ACACIA RESEARCH CORPORATION
2016 ACACIA RESEARCH CORPORATION STOCK INCENTIVE PLAN
ARTICLE ONE
GENERAL PROVISIONS

I.PURPOSE OF THE PLAN

The purposes of this 2016 Acacia Research Corporation Stock Incentive Plan are (a) to enhance the Corporation’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Corporation’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Corporation, by providing them an opportunity to participate in the ownership of the Corporation and thereby have an interest in the success and increased value of the Corporation.
Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
II.STRUCTURE OF THE PLAN

A.	The Plan shall be divided into three separate equity incentive programs:

•	the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

•
the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Subsidiary), and

•
the Discretionary Restricted Stock Unit Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Restricted Stock Units convertible into shares of Common Stock.

B.	The provisions of Articles One and Five shall apply to all equity incentive programs under the Plan and shall govern the interests of all persons under the Plan.

III.ADMINISTRATION OF THE PLAN

A.
The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances to members of the Committee must be authorized and approved by a disinterested majority of the Board.

B.	Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.

C.
The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs under its jurisdiction or any stock option or stock issuance thereunder.

D.
Service on the Committee shall constitute Service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.ELIGIBILITY

A.	The persons eligible to participate in the Discretionary Option Grant, Stock Issuance and Discretionary Restricted Stock Unit Grant Programs are as follows:

(i)Employees of the Corporation or any Subsidiary,

(ii)non-employee members of the Board or the board of directors of any Subsidiary, and

(iii)consultants and other independent service providers who provide services to the Corporation or any Subsidiary.

B.
The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares and (iii) with respect to Restricted Stock Unit grants under the Discretionary Restricted Stock Unit Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant and the vesting schedule (if any) applicable to the shares covered by each such grant.

C.
The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program, to effect stock issuances in accordance with the Stock Issuance Program or to grant Restricted Stock Units in accordance with the Discretionary Restricted Stock Unit Grant Program.

V.STOCK SUBJECT TO THE PLAN

A.
Shares Available Under the Plan. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance under the Plan shall be 4,500,000 shares plus the number of shares of Common Stock remaining available for issuance and not subject to awards granted under the Acacia Research Corporation 2013 Stock Incentive Plan (the “Existing

Plan”) as of the effective date of the Plan. As of the effective date of the Plan, there were 625,390 shares of Common Stock available for issuance under the Existing Plan. Accordingly, the maximum number of shares of Common Stock that could be issued pursuant to Awards under the Plan is 5,125,390 shares of Common Stock.

B.
Share Counting. The number of shares of Common Stock available for grant under the Plan shall be reduced by one share of Common Stock for each share of Common Stock issued pursuant to the exercise to an option granted under the Plan. The number of shares of Common Stock available for grant under the Plan shall be reduced by 1.85 shares of Common Stock for each share of Common Stock issued pursuant to any other Awards granted under the Plan.

C.
Forfeiture. In the event that (i) all or any portion of any option granted under the Plan can no longer under any circumstances be exercised, (ii) any shares of Common Stock issued under the Plan are reacquired by the Corporation or (iii) all or any portion of any Restricted Stock Units granted under the Plan are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to the unexercised portion of such options, or the forfeited or unvested portion of such Restricted Stock Unit or the shares so reacquired shall again be available for grant or issuance under the Plan.

D.
No Liberal Share Recycling. Notwithstanding Section V.C. above, the following shares of Common Stock may not again be made available for issuance as awards under the Plan: (i) shares of Common Stock used to pay the exercise price related to outstanding options, or (ii) shares of Common Stock used to pay withholding taxes related to outstanding options or Restricted Stock Units or any other full value awards. Awards or (iii) shares of Common Stock that have been repurchased by the Corporation using the proceeds from any exercise of options.

E.	Individual Award Limits. No one person participating in the Plan may receive Awards under the Plan for more than 750,000 shares of Common Stock in the aggregate per calendar year.

F.
Adjustments. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances or share right awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Discretionary Restricted Stock Unit Grant Program, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.	EXERCISE PRICE.

1.The exercise price per share shall be fixed by the Plan Administrator but shall not be less than: (a) in the case of an Incentive Option, 100% of Fair Market Value on the date the Incentive Option is granted, (b) in the case of a Non-Statutory Option, 100% of Fair Market Value on the date the Non-Statutory Options is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, 110% of Fair Market Value on the date the Incentive Option is granted.

2.The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below as determined by the Plan Administrator and evidenced in the documents memorializing the option grant:

(i)cash or check made payable to the Corporation;

(ii)the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Corporation must have been held by the Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise;

(iii)the cancellation of indebtedness of the Corporation to the Optionee;

(iv)provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation;

(v)the waiver of compensation due or accrued for services rendered or to be rendered during a vesting period; or

(vi)any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.	EXERCISE AND TERM OF OPTIONS.

1.The period during which the right to exercise, in whole or in part, an option vests in the Optionee shall be set by the Plan Administrator, in its sole and absolute discretion, and set forth in the documents evidencing the option. Options issued under the Discretionary Option Grant Program may, in the sole discretion of the Plan Administrator, be fully and immediately exercisable upon issuance or shall become exercisable in one or more installments over the Optionee’s period of Service or upon attainment of specified performance objectives.

2.Notwithstanding any other provision of the Plan, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.	EFFECT OF TERMINATION OF SERVICE

1.The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of descent and distribution or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv)During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.
STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.
REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.	DIVIDEND EQUIVALENT RIGHTS. No option granted under the Plan shall provide for dividend equivalent rights.

G.
LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution following the Optionee’s death. Non-Statutory Options shall be subject to the same limitation, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more of the Optionee’s Immediate Family or to a trust established exclusively for the Optionee or one or more members of the Optionee’s Immediate Family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. The maximum number of shares that can be issued pursuant to Incentive Options pursuant to this Plan shall be equal to the number of shares of Common Stock authorized for issuance under this Plan. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.	ELIGIBILITY. Incentive Options may only be granted to Employees of the Corporation or any Subsidiary.

B.
EXERCISE PRICE. Except as set forth in Section II.E. of this Article Two, the exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.
DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.
FAILURE TO QUALIFY AS INCENTIVE OPTION. To the extent that any option governed by this Plan does not qualify as an Incentive Option, by reason of the dollar limitation described in Section II.C of this Article Two or for any other reason, such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

E.
10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.
Unless otherwise determined by the Plan Administrator in the event of a Change in Control/Hostile Take-Over, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all options outstanding under the Plan or may substitute similar stock awards for options outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Corporation pursuant to the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by the Corporation in respect of Common Stock issued pursuant to options may be assigned by the Corporation to the successor of the Corporation (or the successor’s parent company, if any), in connection with such Change in Control/Hostile Take-Over. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an option or substitute a similar stock award for only a portion of an option, or may choose to assume or continue the options held by some, but not all Optionees. The terms of any assumption, continuation or substitution will be set by the Board. If either (x) Optionee’s employment with the Corporation is terminated by the Corporation without Cause (which termination shall be effective as of the date specified by the Corporation in a written notice to Optionee), other than due to death or disability, or in the event Optionee terminates his or her employment with Good Reason, in either case within twelve months following a Change in Control/Hostile Take-Over, or (y) Optionee voluntarily terminates his or her employment on his or her own initiative after the twelfth month but no later than the thirteenth month following a Change in Control/Hostile Take-Over, in either case of (x) or (y), then the vesting of such options will be accelerated in full and the time when such options may be exercised will be accelerated in full. Such vesting acceleration will occur on the date of termination of such Optionee’s Service.

B.
In the event of a Change in Control/Hostile Take-Over in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding option or substitute similar stock awards for such outstanding options, then with respect to options that have not been assumed, continued or substituted, the vesting of such options will be accelerated in full to a date prior to the effective time of such Change in Control/Hostile Take-Over (contingent upon the effectiveness of the Change in Control/Hostile Take-Over) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control/Hostile Take-Over), and such options will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control/Hostile Take-Over, and any reacquisition or repurchase rights held by the Corporation with respect to such options will lapse (contingent upon the effectiveness of the Change in Control/Hostile Take-Over).

C.
Notwithstanding the foregoing, in the event an option will terminate if not exercised prior to the effective time of a Change in Control/Hostile Take-Over, the Board may provide, in its sole discretion, that the holder of such option may not exercise such option but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the Optionee would have received upon the exercise of the option immediately prior to the effective time of the Change in Control/Hostile Take-Over (including, at the discretion of the Board, any unvested portion of such option), over (ii) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Change in Control/Hostile Take-Over is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

D.
The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

E.
The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.PROHIBITION ON REPRICING

Except in connection with a corporation transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options cancel outstanding Options in exchange for cash, other

Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated Service requirements or performance goals.

A.	PURCHASE PRICE.

1.The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)cash or check made payable to the Corporation;

(ii)the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Corporation shall have been held by the Participant for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance;

(iii)the cancellation of indebtedness of the Corporation to the Participant;

(iv)provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation;

(v)the waiver of compensation due or accrued for services rendered or to be rendered during a vesting period; or

(vi)any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

B.	VESTING PROVISIONS.

1.Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares in one or more installments over the Participant’s period of Service or upon attainment of designated performance goals. Upon the attainment of such Service requirements or performance goals, fully vested shares of Common Stock shall be issued in satisfaction of those share right awards. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued or share right awards granted under the Stock Issuance

Program shall be determined by the Plan Administrator and incorporated into the appropriate award agreement. The Plan Administrator may, in its discretion, determine that any Award granted hereunder shall be a Performance Award.

2.Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.The Participant shall not have any stockholder rights with respect to any unvested stock Awards issued to the Participant under the Stock Issuance Program. Accordingly, the Participant shall not have the right to vote such unvested stock Awards or to receive any regular cash dividends paid on such unvested stock Awards.

4.Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness but not including services rendered by the Participant), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5.The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6.Outstanding share right Awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for such Awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right Awards as to which the designated performance goals or Service requirements have not been attained. Until the shares of Common Stock are issued with respect to share right Awards, the Participant shall not have any rights as a stockholder of the Corporation.

C.
LIMITED TRANSFERABILITY OF STOCK AWARDS. Each stock Award and share Right Award may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s Immediate Family or to a trust established exclusively for the Participant’s or one or more members of the holder’s Immediate Family or to Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the stock Award(s) or share right Award(s) immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. A Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding stock Awards or share right Awards, and those stock Awards or share right Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon such Participant’s death while holding those Restricted Stock Units. Such beneficiary or beneficiaries shall take the transferred Restricted Stock Units subject to all the terms and conditions of the applicable agreement evidencing each such transferred Restricted Stock Unit.

II.CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.
Unless otherwise determined by the Plan Administrator, in the event of a Change in Control/Hostile Take-Over, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all stock Awards or share right Awards granted under the Plan or may substitute similar stock awards for stock Awards or share right Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Corporation pursuant to the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by the Corporation in respect of Common Stock issued pursuant to stock Awards or share right Awards may be assigned by the Corporation to the successor of the Corporation (or the successor’s parent company, if any), in connection with such Change in Control/Hostile Take-Over. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a stock Award or share right Award or substitute a similar stock award for only a portion of a stock Award or share right Award, or may choose to assume or continue the stock Award or share right Award held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board. If either (x) Participant’s employment with the Corporation is terminated by the Corporation without Cause (which termination shall be effective as of the date specified by the Corporation in a written notice to Participant), other than due to death or disability, or in the event Participant terminates his or her employment with Good Reason, in either case within twelve months following a Change in Control/Hostile Take-Over, or (y) Participant voluntarily terminates his or her employment on his or her own initiative after the twelfth month but no later than the thirteenth month following a Change in Control/Hostile Take-Over, in either case of (x) or (y), then the vesting of such stock Awards or share right Awards will be accelerated in full and any reacquisition or repurchase rights held by the Corporation with respect to such stock Awards or share right Awards will lapse. Such vesting acceleration will occur on the date of termination of such Participant’s Service.

B.
In the event of a Change in Control/Hostile Take-Over in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding stock Awards or share right Awards or substitute similar stock awards for such outstanding stock Awards or share right Awards, then with respect to stock Awards or share right Awards that have not been assumed, continued or substituted, the vesting of such stock Awards or share right Awards will be accelerated in full to a date prior to the effective time of such Change in Control/Hostile Take-Over (contingent upon the effectiveness of the Change in Control/Hostile Take-Over) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by the Corporation with respect to such stock Awards or share right Awards will lapse (contingent upon the effectiveness of the Change in Control/Hostile Take-Over).

C.
The grant of stock Awards or share right Awards under the Share Issuance Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

DISCRETIONARY RESTRICTED STOCK UNIT GRANT PROGRAM

I.RESTRICTED STOCK UNIT TERMS

A.
GENERAL. The Plan Administrator shall have the right to grant, pursuant to the Plan, Restricted Stock Units, subject to such terms, restrictions and conditions as the Plan Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Plan Administrator.

B.
RESTRICTED STOCK UNIT AGREEMENTS. A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Corporation the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of the Plan, as the Plan Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

C.	PURCHASE PRICE.

1.Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

2.Payment of the Purchase Price, if any, may be made, in the discretion of the Plan Administrator, subject to any legal restrictions, by:

(i)cash or check made payable to the Corporation;

(ii)the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Corporation shall have been held by the Participant for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance;

(iii)the cancellation of indebtedness of the Corporation to the Participant;

(iv)provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation;

(v)the waiver of compensation due or accrued for services rendered or to be rendered during a vesting period; or

(vi)any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

D.
VESTING. The Restricted Stock Unit Award agreement shall specify the date or dates, the performance goals, if any, established by the Plan Administrator with respect to one or more “Qualifying Performance Criteria” that must be achieved, and any other conditions on which the Restricted Stock Units may vest. No shares of Common Stock shall be issued to a Participant prior to the date on which a Restricted Stock Unit vests. As soon as practical after any Restricted Stock Units vest, the Corporation shall promptly cause to be issued an equivalent number of shares of Common Stock in payment of such vested whole Restricted Stock Units.

E.
LIMITED TRANSFERABILITY OF RESTRICTED STOCK UNITS. Each Restricted Stock Unit under this Article Four may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s Immediate Family or to a trust established exclusively for the Participant’s or one or more members of the holder’s Immediate Family or to Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the Restricted Stock Unit(s) immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. A Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Restricted Stock Units under this Article Four, and those Restricted Stock Units shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon such Participant’s death while holding those Restricted Stock Units. Such beneficiary or beneficiaries shall take the transferred Restricted Stock Units subject to all the terms and conditions of the applicable agreement evidencing each such transferred Restricted Stock Unit.

F.
NO RIGHTS AS A STOCKHOLDER. A holder of Restricted Stock Units shall possess no incidents of ownership with respect to the shares of Common Stock represented by such Restricted Stock Units, unless and until the shares of Common Stock are transferred to such holder pursuant to the terms of this Plan.

II.CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.
Unless otherwise determined by the Plan Administrator , in the event of a Change in Control/Hostile Take-Over, in the event of a Change in Control/Hostile Take-Over, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Restricted Stock Unit Awards outstanding under the Plan or may substitute similar stock awards for Restricted Stock Unit Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Corporation pursuant to the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by the Corporation in respect of Common Stock issued pursuant to Restricted Stock Unit Awards may be assigned by the Corporation to the successor of the Corporation (or the successor’s parent company, if any), in connection with such Change in Control/Hostile Take-Over. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Restricted Stock Unit Award or substitute a similar stock award for only a portion of a Restricted Stock Unit Award, or may choose to assume or continue the Restricted Stock Unit Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board. If either (x) Participant’s employment with the Corporation is terminated by the Corporation without Cause (which termination shall be effective as of the date specified by the Corporation in a written notice to Participant), other than due to death or disability, or in the event Participant terminates his or her employment with Good Reason, in either case within twelve months following a Change in Control/Hostile Take-Over, or (y) Participant voluntarily terminates his or her employment on his or her own initiative after the twelfth month but no later than the thirteenth month following a Change in Control/Hostile Take-Over, in either case of (x) or (y), then the vesting of such Restricted Stock Units and the time when such Restricted Stock Units may be exercised will be accelerated in full. Such vesting acceleration will occur on the date of termination of such Participant’s Service.

B.
In the event of a Change in Control/Hostile Take-Over in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Restricted Stock Unit Awards or substitute similar stock awards for such outstanding Restricted Stock Unit Awards, then with respect to Restricted Stock Unit Awards that have not been assumed, continued or substituted, the vesting of such Restricted Stock Unit Awards will be accelerated in full to a date prior to the effective time of such Change in Control/Hostile Take-Over (contingent upon the effectiveness of the Change in Control/

Hostile Take-Over) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control/Hostile Take-Over), and such Restricted Stock Unit Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Corporation with respect to such Restricted Stock Unit Awards will lapse (contingent upon the effectiveness of the Change in Control/Hostile Take-Over).

C.
Notwithstanding the foregoing, in the event a Restricted Stock Unit Award will terminate if not exercised prior to the effective time of a Change in Control/Hostile Take-Over, the Board may provide, in its sole discretion, that the holder of such Restricted Stock Unit Award may not exercise such Restricted Stock Unit Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Restricted Stock Unit Award immediately prior to the effective time of the Change in Control/Hostile Take-Over (including, at the discretion of the Board, any unvested portion of such Restricted Stock Unit Award), over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Change in Control/Hostile Take-Over is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

D.
The grant of Restricted Stock Units under the Discretionary Restricted Stock Unit Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FIVE

MISCELLANEOUS

I.NO FRACTIONAL SHARES

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan, and the Plan Administrator shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
II.TAX WITHHOLDING

A.
Whenever shares of Common Stock are to be issued upon the exercise of an option, the settlement of Restricted Stock Units or the grant or vesting of shares pursuant to an Award, the Corporation shall have the right to require the Participant or Optionee, as applicable, to remit to the Corporation in cash an amount sufficient to satisfy Withholding Taxes attributable to such exercise, settlement, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Award in cash, the Corporation shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the Withholding Taxes, if any, attributable to such exercise or settlement.

B.
The Plan Administrator may, in its discretion, permit (i) the Corporation to withhold shares of Common Stock from the award in satisfaction of all or part of the Withholding Taxes which may become payable in connection with the an award granted under the Plan (pursuant to the terms of Article Five Section II.B.1.) and (ii) any or all Optionees or Participants under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such Participants or Optionees may become subject in connection with the grant or exercise of their options, the vesting or settlement of their Restricted Stock Units or the issuance or vesting of their shares. The withholding of shares in order to satisfy the Withholding Taxes described in this Section shall not exceed the minimum statutory amount required to be withheld for each of the Withholding Taxes. Such right may be provided to any such Participant or Optionee in either or both of the following formats:

1.Stock Withholding: The Corporation withholds, from the shares of Common Stock otherwise issuable upon the exercise of such option, the vesting or settlement of such Restricted Stock Unit or the issuance or vesting of shares of Common Stock, a portion of those shares with an aggregate Fair Market Value equal to the amount of the Withholding Taxes (not to exceed one hundred percent (100%) of such Withholding Taxes) to be satisfied in such manner as designated by the holder in writing.

2.Stock Delivery: The election by the Participant or Optionee to deliver to the Corporation, at the time the option is exercised, the vesting or settlement of the Restricted Stock Units or the shares vest or are issued, one or more shares of Common Stock previously acquired by such Participant or Optionee (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the amount of the Withholding Taxes (not to exceed one hundred percent (100%) of such Withholding Taxes) to be satisfied in such manner as designated by the holder in writing.

III.EFFECTIVE DATE AND TERM OF THE PLAN

A.
The Plan shall become effective immediately upon the Plan Effective Date. No options granted under the Plan may be exercised, no Restricted Stock Units granted under the Plan may be settled and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options and Restricted Stock Units previously granted under this Plan shall terminate and cease to be outstanding, and no further options or Restricted Stock Units shall be granted and no shares shall be issued under the Plan.

B.
The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options and Restricted Stock Units in connection with a Change in Control. Upon such Plan termination, all option grants, Restricted Stock Unit grants and unvested stock issuances outstanding at that time shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.AMENDMENT OF THE PLAN

A.
The Plan Administrator shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that to the extent any applicable law, regulation or rule of a stock exchange requires stockholder approval in order for any such amendment or modification to be effective, such amendment or modification shall not be effective without such approval; provided further, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, Restricted Stock Units or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

B.
Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program, Restricted Stock Units may be granted under the Discretionary Restricted Stock Unit Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
VI.REGULATORY APPROVALS

A.
The implementation of the Plan, the granting of any stock option under the Plan, the granting of any Restricted Stock Unit under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or the settlement of any Restricted Stock Unit or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and Restricted Stock Units granted under the Plan and the shares of Common Stock issued pursuant to the Plan.

B.
No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon any Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining such person) or of any Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
VIII.SECTION 162(M)

It is the intent of the Corporation that any Awards granted under the Plan to a “covered employee” (as that term is defined in Section 162(m) of the Code) shall qualify as “qualified performance-based compensation” (within the meaning of Treas. Reg. § 1.162-27(e)) and the Plan shall be interpreted consistently with such intent. In furtherance of the foregoing, if and to the extent that the Corporation intends that an Award granted under the Plan to any covered employee shall qualify as qualified performance-based compensation, all decisions regarding the grant of such Award shall be made only by members of the Committee who qualify as “outside directors” within the meaning of Treas. Reg. § 1.162-27(e)(3). If an Award is intended to be a Performance Award, the following "Qualifying Performance Criteria" may be used under the Plan, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Plan Administrator: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, or (o) return on invested capital. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
IX.SECTION 409A

A.
To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan and document evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any agreement evidencing an Award shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Plan Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Plan Effective Date the Plan Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Plan Effective Date), the Plan Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Corporation shall not be responsible for any additional tax imposed pursuant to Section 409A of the Code, nor will the Corporation indemnify or otherwise reimburse an Optionee for any liability incurred as a result of Section 409A of the Code

.

B.
A termination of Service shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits that the Plan Administrator determines may be considered nonqualified deferred compensation under Section 409A of the Code upon or following a termination of Service unless such termination is also a “separation from service” within the meaning of Section 409A of the Code, and, for purposes of any such provision of this Plan, references to a “termination,” “termination of Service” or like terms shall mean such a separation from service. The determination of whether and when a separation from service has occurred for purposes of this Plan shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations.

C.
A Change in Control or Hostile Take-Over shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits that the Plan Administrator determines may be considered nonqualified deferred compensation under Section 409A of the Code upon or following a Change in Control or Hostile Take-Over unless such Change in Control or Hostile Take-Over also results in the occurrence of a “change in control event” within the meaning of Section 409A of the Code, and Section 1.409A-3(i)(5) of the Treasury Regulations, and, for purposes of any such provision of this Plan, references to a “Change in Control” or “Hostile Take-Over” or like terms shall mean such occurrence of a change in control event. The determination of whether and when a change in control event has occurred for purposes of this Plan shall be made in accordance with Section 409A of the Code and the applicable Treasury Regulations thereunder.

D.
Any provision of this Plan to the contrary notwithstanding, if at the time of a Participant’s separation from service, the Plan Administrator determines that such Participant is a “specified employee,” within the meaning of Section 409A of the Code, based on an identification date of December 31, then to the extent any payment or benefit that such Participant becomes entitled to under this Plan on account of such separation from service would be considered nonqualified deferred compensation under Section 409A of the Code, such payment or benefit shall be paid or provided at the date which is the earlier of (i) six (6) months and one day after such separation from service, and (ii) the date of Participant’s death. Upon the expiration of such period, all payments and benefits so delayed shall be paid or provided in a lump-sum, and any remaining payments and benefits due under this Plan shall be paid or provided in accordance with the normal payment dates specified for them herein.

APPENDIX
The following definitions shall be in effect under the Plan:

A.
AWARD shall mean any (i) options issued under the Discretionary Option Grant Program, or (ii) any shares issued under the Stock Issuance Program, or (iii) any Restricted Stock Units issued under the Discretionary Restricted Stock Unit Grant Program.

B.	BOARD shall mean the Corporation’s Board of Directors.

C.
CAUSE shall have the meaning ascribed to such term in any written agreement between the Optionee or Participant and the Corporation defining such term and, in the absence of such agreement, such term will mean, with respect to an Optionee or Participant, the occurrence of any of the following events: (i) such Optionee’s or Participant’s conviction of, or plea of no contest with respect to, any crime involving fraud, dishonesty or moral turpitude; (ii) such Optionee’s or Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Corporation that results in (or might have reasonably resulted in) material harm to the business of the Corporation; (iii) such Optionee’s or Participant’s intentional, material violation of any contract or agreement between the Optionee or Participant and the Corporation or any statutory duty the Participant owes to the Corporation; or (iv) such Optionee’s or Participant’s conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Corporation. The determination that a termination of the Optionee’s or Participant’s Service is for Cause will not be made unless and until there will have been delivered to such Optionee or Participant a copy of a resolution duly adopted by the affirmative vote of at least a majority of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to such Optionee or Participant and an opportunity for such Optionee or Participant, together with such Optionee’s or Participant’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board, such Optionee or Participant was guilty of the conduct constituting “Cause” and specifying the particulars. Any determination by the Corporation that the Continuous Service of an Optionee or Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Optionee or Participant will have no effect upon any determination of the rights or obligations of the Corporation or such Optionee or Participant for any other purpose.

D.
CERTIFICATE OF INCORPORATION shall mean the Restated Certificate of Incorporation of Acacia Research Corporation filed with the Delaware Secretary of State on the Plan Effective Date and all subsequent amendments, supplements, modifications and replacements thereof.

E.	CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)    A stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons acting as a group (within the meaning of Section 409A of the Code) different from the persons holding those securities immediately prior to such transaction. In accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, incremental increases in ownership by a person or persons acting as a group that already own or owns more fifty percent (50%) of the combined voting power of the Corporation’s outstanding securities will not result in a Change in Control under this clause (i).

(ii)    A sale, transfer or other disposition of all or substantially all of the Corporation’s assets to an entity which is not a Subsidiary of the Corporation over a twelve (12) month period ending on the date of the most recent sale, transfer or other disposition by such entity. In accordance with Section 1.409A-3(i)(5)(vii) of the Treasury

Regulations, no Change in Control results pursuant to this clause (ii) if the assets are sold, transferred or disposed of to certain entities controlled directly or indirectly by the shareholders of the Corporation.
(iii)    The acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders. In accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, incremental increases in ownership by a person or related group of persons acting as a group that already own or owns fifty percent (50%) of the combined voting power of the Corporation’s outstanding securities will not result in a Change in Control under this clause (iii).

F.	CODE shall mean the Internal Revenue Code of 1986, as amended.

G.	COMMITTEE shall mean a committee of two (2) or more non-employee Board members appointed by the Board.

H.	COMMON STOCK shall mean the Corporation’s Common Stock, par value $0.001.

I.
CORPORATION shall mean Acacia Research Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Acacia Research Corporation, which shall by appropriate action adopt the Plan.

J.	DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

K.	DISCRETIONARY RESTRICTED STOCK UNIT GRANT PROGRAM shall mean the discretionary restricted stock unit grant program in effect under Article Four of the Plan.

L.
EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

M.	EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

N.	FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)    If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
(ii)    If the Common Stock is at the time not traded on any Stock Exchange, but is regularly traded in any over-the-counter market, then the Fair Market Value shall be the average of the bid and asked prices per share of Common Stock in such over-the-counter market on the date in question. If there are no bid and asked prices on the date in question, then the Fair Market Value shall be the average of the bid and asked prices in such over-the-counter market on the last preceding date for which such prices exist.

(iii)    If the Common Stock is at the time not traded as described in (i) or (ii) above, then the Fair Market Value of a share of Common Stock shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

O.	GOOD REASON shall mean that one or more of the following are undertaken by the Corporation without the Optionee’s or Participant’s express written consent:

i.reduction of such Optionee’s or Participant’s rate of compensation as in effect immediately prior to a Change in Control by greater than 10%, except to the extent the compensation of other similarly situated persons are accordingly reduced;

ii.failure to provide a package of welfare benefit plans that, taken as a whole, provide substantially similar benefits to those in which such Optionee or Participant is entitled to participate immediately prior to a Change in Control (except that such Optionee’s or Participant’s contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Corporation that would adversely affect such Optionee’s or Participant’s participation or reduce such Optionee’s or Participant’s benefits under any of such plans;

iii.a change in such Optionee’s or Participant’s responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Corporation promptly after notice thereof is given by such person;

iv.a request that such Participant relocate to a worksite that is more than 50 miles from such Participant’s prior worksite, unless such person accepts such relocation opportunity;

v.a material reduction in duties;

vi.a failure or refusal of any successor company to assume the obligations of the Corporation under an agreement with such Optionee or Participant; or

vii.a material breach by the Corporation of any of the material provisions of an agreement with such Optionee or Participant.

Notwithstanding the foregoing, a Participant will have “Good Reason” for his or her resignation only if: (a) such Participant notifies the Corporation in writing, within 30 days after the occurrence of one of the foregoing event(s), specifying the event(s) constituting Good Reason and that he or she intends to terminate his or her employment no earlier than 30 days after providing such notice; (b) the Corporation does not cure such condition within 30 days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition; and (c) the Participant resigns from employment within 30 days following the end of the period within which the Corporation was entitled to remedy the condition constituting Good Reason but failed to do so.

P.	HOSTILE TAKE-OVER shall mean either of the following events effecting a change in control or ownership of the Corporation:

(i)    The acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept. In accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, incremental increases in ownership by a person or related group of persons acting as a group that already own or owns more fifty percent (50%) of the combined voting power of the Corporation’s outstanding securities will not result in a Hostile Take-Over under this clause (i).
(ii)    A change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Q.
IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

R.	INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

S.
MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Subsidiary).

T.	1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

U.	NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

V.	OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

W.
PARTICIPANT shall mean any person who is (i) issued shares of Common Stock under the Stock Issuance Program, or (ii) granted Restricted Stock Units under the Discretionary Restricted Stock Unit Grant Program.

X.
PERFORMANCE AWARD means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Qualifying Performance Criteria specified in Section VIII.

Y.
PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of continuous duration of twelve (12) months or more.

Z.	PLAN shall mean the Corporation’s 2016 Acacia Research Corporation Stock Incentive Plan, as set forth in this document.

AA.
PLAN ADMINISTRATOR shall mean the particular body, whether the Committee or the Board, which is authorized to administer the Discretionary Option Grant Program, the Discretionary Restricted Stock Unit Grant Program and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

AB.	PLAN EFFECTIVE DATE shall mean April 26, 2016, which is the date of its adoption by the Board, subject to approval of the Plan by the stockholders of the Corporation.

AC.	RESTRICTED STOCK UNIT shall mean a right to receive a share of Common Stock during specified time periods granted pursuant to Article Four.

AD.	SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

AE.
SERVICE shall mean the performance of services for the Corporation (or any Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

AF.	SHORT TERM FEDERAL RATE shall mean the federal short-term rate in effect under Section 1274(d) of the Code for the period the shares were held in escrow.

AG.	STOCK EXCHANGE shall mean the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange.

AH.	STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

AI.	STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

AJ.
SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AK.
10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Subsidiary).

AL.
WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of options, stock issuances or share right awards may become subject in connection with such options, stock issuances or share right awards.